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SUBLEASE AGREEMENT

    This Sublease Agreement ("Sublease"), dated December 8, 2000, is made between SUNHAWK.COM CORPORATION ("Sublessor") and DAILYSHOPPER.COM, INC. ("Sublessee").

R E C I T A L S

    A.  Sublessor and 223 TAYLOR CORP. (as "Master Lessor") entered into a written lease dated August 10, 1998, regarding Suite 200 of the building known as the 223 TAYLOR BUILDING (the "Building"). Said lease, together with all modifications thereto, is referred to herein as the "Master Lease", and the premises covered by the Master Lease is herein collectively called "Master Premises". A copy of the Master Lease is attached hereto as Exhibit A.

A G R E E M E N T

    NOW, THEREFORE, the parties hereto agree as follow:

1.
Premises and Equipment

    a.  Premises

    Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease a portion of the Master Premises containing an agreed area of 5805 rentable square feet, currently known as Suite(s) 201, as shown on Exhibit C ("Premises"). The Premises include those common areas shown on attached Exhibit C including, without limitation, restrooms, hallways, kitchen area, and conference rooms.

    b.  Equipment

    Sublessor hereby subleases to Subleasee the furniture systems currently located at the Premises, which include cubicles, workstations, and the like (the "Equipment"). Sublessee shall pay no additional rent for the lease of the Equipment. Sublessee shall return the Equipment to Sublessor at the end of the Term in the same condition as it was in when it was received by Sublessee, ordinary wear and tear and damage by casualty excepted. Sublessee shall deposit an additional $5,000 as security to ensure that Sublessee returns the Equipment to Sublessor in the condition required by this Section 1.b.

2.
Term and Possession

    a.  Term

    Provided Master Lessor has consented to this Sublease ("Consent"), the initial term of this Sublease ("Initial Term") shall commence on January 1, 2001 ("Commencement Date"), and shall end on December 31, 2001. After December 31, 2001, this Sublease shall continue on a month-to-month basis on the same terms and conditions, except that either party may terminate it after the Initial Term upon giving the other party written notice of termination at least 90 days in advance of the termination date ("Expiration Date"). The period of time from the Commencement Date until the Expiration Date, or the date of any sooner termination of this Sublease, may be referred to herein as the "Term." Upon execution of this Sublease, Sublessee, its agents and contractors shall be allowed access to the Premises (for example, to install its telephone system, and move in its personal property) with no obligation to pay rent. If Sublessee occupies the space and conducts business prior to January 1, 2001, such date shall be considered the Commencement Date.

    b.  Condition of Premises

    On or before December 15, 2000, Sublessor shall remove all personal property from the Premises, and deliver the Premises to Sublessee in "broom Clean" condition. Otherwise, Subleasee shall accept the Premises and the equipment in an "as-is, where-is" condition ("Possession"). If Sublessor is not able to deliver Possession to Sublessee on the Commencement Date notwithstanding Sublessor's reasonable, good faith efforts, Base Rent, as defined in Section 3(a), shall abate until delivery of Possession. If Possession is not delivered within fifteen (15) days of the Commencement Date, then

Sublessee has the option to cancel this Sublease be delivering written notice of termination to Sublessor.

3.
Base Rent, Operating Expenses and Late Charge

    a.  Base Rent

    Sublessee shall pay to Sublessor, on or before the first day of each calendar month, Base Rent in the amount of (i) $8,923.39 from the Commencement Date through the eighth month of the Initial Term, and (ii) $9,407.14 for each month thereafter until the end of the Term. The monthly installments of Base Rent shall be prorated at the rate of 1/30 of the monthly Base Rent per day for any partial month during the Term. Payment shall be made to the following address: Sunhawk.com Corporation, 223 Taylor Avenue, Suite 200, Seattle, WA 98109, Attention: Tricia Parks-Holbrook.

    b.  Operating Expenses

    Sublessee shall pay to Sublessor, as additional rent, 30.19 percent (30.19%) of the Operating Costs (as defined in the Master Lease) chargeable to the Master Premises. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Paragraph shall survive such expiration or termination. Such increase in operating costs shall be due within fifteen (15) days after Sublessee's receipt from Sublessor of an itemized statement of such costs, accompanied by copies of appropriate invoices. Payments by Sublessee will be on the same basis as Sublessor's payments to Landlord in the Master Lease.

    c.  Late Charge

    Sublessee acknowledges that paying Base Rent late will cause Sublessor to incur administrative, collection, processing and accounting costs and expenses not contemplated under this Sublease, the exact amounts of which are extremely difficult or impracticable to fix. Sublessee therefore agrees that if rent or any other sum is due and payable pursuant to this Sublease, such amounts shall be payable upon the same terms and conditions as the Master Lease and the same late charges shall apply. Sublessor and Sublessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Sublessor for its loss caused by Sublessee's nonpayment. Should Sublessee pay the monthly rent late, but fail to pay said late charge, or pay said late charge, but fail to pay contemporaneously therewith all unpaid amounts of Rent, Sublessor's acceptance of the late rent or said late charge shall not constitute a waiver of Sublessee's default with respect to Sublessee's nonpayment, nor prevent Sublessor from exercising all other rights and remedies available to Sublessor under this Lease or under law.

    d.  Security Deposit

    Within ten (10) business days after the execution of this Sublease, Sublessee shall pay to Sublessor the first month's rent due and provide Sublessor with security in the sum of Nine Thousand Four Hundred Seven and 14/100 Dollars ($9,407.14) ("Security Deposit"). The Security Deposit may, at Sublessee's option, either be in the form of a Letter of Credit or cash held in an escrow account. The Letter of Credit shall be issued by a financial institution selected by Sublessee doing business in the state of Washington, and shall allow Sublessor to draw up to the amount of the Security Deposit upon submitting to the financial institution a written notice copied to Sublessee stating that Sublessee is in default and stating the amount to be disbursed to cure the default. Sublessee may likewise select the escrow agent, and the terms of the escrow shall allow Sublessor to receive a disbursement from the escrow agent up to the amount of the Security Deposit upon submitting to the escrow agent a written notice copied to Sublessee stating that Sublessee is in default and stating the amount necessary to cure

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the default. If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any sum for which the Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited less any amounts applied to the first months' rent, and Sublessee's failure to do so shall constitute a default under this Sublease. If Sublessor assigns its interest in this Sublease, Sublessor shall assign to its assignee Sublessor's interest in the Letter of Credit or escrow account, as the case may be. Within thirty (30) days after the Term has expired, or Sublessee has vacated the Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not therefore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest.

4.
Use of Premises

    The Premises shall be used and occupied only for purposes allowed under the Master Lease. Additionally, until such time as the restroom facilities are remodeled and upgraded to support additional use, and the Sublessor gives its written consent, the Subleasee shall not occupy the Premises with more than 50 people at any given time.

5.
Parking

    Sublessee shall be entitled to the use of twelve (12) of Sublessor's parking spaces, which are guaranteed in the Master Lease, upon the same terms and conditions as the Master Lease.

6.
Assignment and Sublease

    Neither this Sublease nor any right hereunder nor the Premises may be assigned, transferred, encumbered or sublet in whole or in part by Sublessee without Sublessor's and Landlord's prior written consent.

7.
Incorporation by Reference

    a.  Subject to Lease

    This Sublease is subject to all of the terms and conditions of the Master Lease by and between Sublessor and Master Lessor.

    b.  Interpretation

    All terms and conditions of the Master Lease, are incorporated into and made a part of this Sublease as if Sublessor were the Master Lessor thereunder, Sublessee the Tenant thereunder, and the Master Premises were the Premses, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease and except for the following provisions of the Master Lease: First Amendment, Sections 1, 3.1, 3.3, 3.6, 4.1, 5, 8.4, Rider 1, and those portions of Exhibit D titled "Rent," "Improvements," "Early Termination," "Telecommunitcations," "Commencement," "Right of First Refusal," "Security Alarm," and "Optical Cable." Sublessee assumes and agrees to perform the Sublessor's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, provided, however, Sublessor shall be responsible for paying Rent, as provided in the Master Lease, to the Master Lessor. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor/Landlord" is used it shall be deemed to mean Sublessor herein and wherever in the Master Lease the word "Lessee/Tenant" is used it shall be deemed to mean Sublessee herein.

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8.
Sublessor's Representations and Warranties

    Sublessor represents and warrants to Sublessee the following:

    a.  The Master Lease is in full force and effect and has not been modified, supplemented or amended except as described in Exhibit A.

    b.  Sublessor has the right to full and complete possession of the Premises.

    c.  Sublessor, at the time of signing this Sublease, at the Commencement Date, and at the time of delivering Possession, has fulfilled all its duties under the Master Lease and is not in default under the Master Lease.

    d.  To the best of Sublessor's knowledge, Master Lessor has fulfilled all its duties under the Master Lease and is not in default under the Master Lease.

    e.  Sublessor has not assigned, transferred or delegated any of its rights or duties under the Master Lease or pledged or encumbered any of its interest in, or rights under the Master Lease.

    f.   This Sublease shall be of no force or effect unless consented to by Master Lessor by execution of the Consent attached hereto as Exhibit B.

    g.  Sublessor has all right, power and authority necessary to enter into and deliver this Sublease and to perform its obligations hereunder. Sublessor's entering into this Sublease does not breach or contradict any other agreement or contract that Sublessor is a party to.

    h.  Sublessors has or will comply with all requirements, performed all duties, and take all actions necessary under Section 15 of the Master Lease to properly sublet the Premises.

9.
Covenants Regarding Master Lease

    a.  Sublessor shall use best efforts not to commit or suffer any act or omission that will result in a violation of or default under any of the provisions of the Master Lease.

    b.  Sublessor shall exercise commercially reasonable efforts in attempting to cause Master Lessor to perform its obligations and give any required consents under the Master Lease for the benefit of Sublessee, including, without limitation, consent to this Sublease.

    c.  With respect to the Premises, unless the context requires otherwise, Sublessor shall perform all duties of Master Lessor and Sublessee shall perform all duties of Tenant under the Master Lease.

    d.  Sublessor agrees to deliver to Sublessee a copy of any notice received from Master Lessor relating to the Premises within five (5) business days of its receipt thereof.

    e.  In the event that Sublessor defaults under its obligations to be performed under the Master Lease, Sublessee shall have the right to cure the default, for the Premises, before the date Sublessor's applicable cure period expires. If Sublessee cures such default, Sublessor shall reimburse Sublessee for such amounts within fifteen (15) days after receipt of written notice and demand therefore from Sublessee. If Sublessor fails to reimburse Sublessee within such fifteen-day period, Sublessee may deduct such amounts from subsequent installments of rent due to Sublessor under this Sublease.

    f.   Sublessor shall not voluntarily terminate the Master Lease without Sublessee's prior written consent which shall not be unreasonably withheld and will be delivered to Sublessor within three business days of Sublessor's notice to terminate. This sublease shall terminate no sooner than ninety days after such consent has been provided.

    g.  Sublessor shall not amend the Master Lease in any way that would affect the Premises or Sublessee's rights or obligations under this Sublease without Sublessee's prior written consent.

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10.
Other Provisions of Sublease

    Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building of which the Premises are a part, the exercise of such right by Sublessor shall not constitute a default or a breach hereunder.

11.
Indemnification

    a.  Sublessee's Indemnification

    Sublessee shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublessor may incur or pay out (including, without limitation, Sublessor's payment to Master Lessor) by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (unless the same shall have been caused by the respective negligence of Sublessor or Master Lessor), (b) any breach or default hereunder on Sublessee's part, (c) the successful enforcement of Sublessor's rights under this Section or any other Section of this Sublease, (d) any work done after the date hereof in or to the Premises except if done by Sublessor or Master Lessor, or (e) any act, omission or negligence on the part of Sublessee or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Sublessee. Nothing herein shall be construed as requiring Sublessee to indemnify, defend or hold harmless Sublessor against or for any claim, loss, damage or expense to the extent it is caused by the respective negligence, will misconduct or breach of the Sublease or Master Lease by Sublessor or Master Lessor, and not by Sublessee.

    b.  Sublessor's Indemnification

    Sublessor shall indemnify, defend and hold harmless Sublessee from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublessee may incur or pay out (including, without limitation, to Master Lessor) by reason of (a) any breach or default hereunder on Sublessor's part, (b) the successful enforcement of Sublessee's rights under this Section or any other Section of this Sublease, (c) any act, omission or negligence on the part of Sublessor and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Sublessor.

12.
Commission

    Upon execution of this Sublease, and written consent thereto by Master Lessor, Sublessor shall pay Washington Partners, Inc., a real estate commission of $5,167.41. Broker is made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission. Sublessee shall have no liability for any commissions for this Sublease.

13.
Agency Disclosure

    At the signing of this Sublease, Clay Nielsen of Washington Partners, Inc., represented both Sublessor and Sublessee. Both Sublessor and Sublessee confirm that they have consented to Clay Neilson of Washington Partners, Inc., acting as dual agents. Sublessor and Sublessee confirm receipt of the pamphlet entitled "The Law of Real Estate Agency."

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14.
Notices

    All notices and demands that may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Sublessor to Sublessee, or by Sublessee to Sublessor, shall be personally delivered or sent by a nationally recognized private carrier of overnight mail (e.g. FedEx) or by United States Certified Mail, return receipt requested and postage prepaid, to the parties at the addresses listed below or at such other addresses as the parties may designate by notice from time to time. All notices will be deemed given when received or refused.

To Sublessor:	Sunhawk.com Corporation 223 Taylor Avenue, Suite 200 Seattle, Washington 98109 Attention: Mr. Tricia Parks-Holbrook
To Sublessee (after 1/1/01):	DailyShopper.com, Inc. 223 Taylor Avenue, Suite 201 Seattle, Washington 98109 Attention: Mr. Fred Paulsell
To Sublessee (before 1/1/01):	DailyShopper.com, Inc. 2030 1st Avenue Seattle, Washington 98121 Attention: Mr. Fred Paulsell
15.
Quiet Enjoyment

    Provided that Sublessee is not in default of any term or provision of this Sublease, Sublessee shall have peaceful and quiet enjoyment of the Premises without interference from Sublessor or any person or entity claiming by, through or under Sublessor.

16.
Attorney's Fees

    If Sublessor (or Master Lessor) or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

17.
Entire Agreement

    This Sublease, the Exhibits attached hereto and those provisions of the Master Lease, which are incorporated herein by reference, constitute the entire agreement between Sublessor and Sublessee with respect to the Premises and may not be amended or altered except by written agreement executed by both parties.

18.
Binding on Successors

    This Sublease shall bind the parties' heirs, successors, representatives and permitted assigns.

    IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLESSOR: SUNHAWK.COM CORPORATION		SUBLESSEE: DAILYSHOPPER.COM, INC.
By	/s/ Tricia Parks-Holbrook	By	/s/ Fred Paulsell
Title	CFO	Title	VP Finance

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STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

    On this 13th day of Decmeber, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Tricia Parks-Holbrook, to me known to be the person who signed as CFO of Sunhawk.com Corporation the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

    IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Cherie A. Jones /s/ Cherie A. Jones NOTARY PUBLIC in and for the State of Washington, residing at King Co. My appointment expires: 09/27/03.
STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

    On this 13 day of December, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Fred Paulsell, to me known to be the person who signed as VP Finance of DailyShopper.com, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

    IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ Patricia E. Baker NOTARY PUBLIC in and for the State of Washington, residing at Seattle My appointment expires: 9/9/04.

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EXHIBIT A

FIRST AMENDMENT TO LEASE

    This First Amendment to Lease (this "Amendment") to that certain Lease Agreement dated August 10, 1998 (the "Lease Agreement"), entered into by and between 223 Taylor Corp., a Washington corporation, ("Landlord"), Sunhawk Corp., a Washington corporation ("Tenant"), and the Eller and McConney 1995 Family Living Trust ("Guarantor").

    WHEREAS, Landlord and Tenant are parties to the Lease Agreement for the premises known as 223 Taylor Avenue N., Suite 200, Seattle, Washington (the "Premises").

    WHEREAS, Guarantor guaranteed Tenant's obligations under the Lease pursuant to that certain Guaranty dated September 4, 1998.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Tenant and Guarantor hereby agree as follows:

  1.
  Electrical Upgrade. Landlord and Tenant agree to an electrical upgrade to the Premises (the "Upgrade"). Landlord shall employ VECA Electric (the "Contractor") to perform the Upgrade to begin on or about May 8, 2000 (the "Start Date") and to be completed on or about June 16, 2000 (the "Completion Date") at a cost of $75,749.59 (the "Upgrade Cost"). Landlord agrees it shall pay all of the Upgrade Cost to Contractor and further agrees that any cost over runs due to any permit, license and/or any other compliance required by the state, county and/or city shall be the sole responsibility and expense of Landlord. Tenant agrees to pay to Landlord, as it's proportional share of the Upgrade Cost the following: (1) Tenant shall issue to Landlord One Thousand Four Hundred Eighty Five (1,485) shares of Sunhawk.com common stock (the "Stock") as further defined in Section 2 below; and (2) In addition to Rent as defined in Exhibit D to the Lease Agreement, Tenant agrees to pay to Landlord, in equal monthly installments, on first day of the calendar month following the Completion Date of the Upgrade, the amount of $25,249.86 amortized at ten percent (10%) interest for the remaining term of the Lease Agreement.

  2.
  Stock. The Stock will be free and clear of any security interests or other encumbrances and shall be issued in the name of Landlord and delivered to Landlord concurrent with the Completion Date of the Upgrade. The Stock is unregistered, restricted Stock and subject to Rule 144 and any other applicable rules and/or regulations with respect to its transferability.

  3.
  Cancellation Option. In consideration of this Amendment, Tenant and Landlord agree that the provision of the "Early Termination" clause contained in Exhibit D to the Lease Agreement is hereby removed. All other provisions in Exhibit D to the Lease Agreement shall remain in full force and effect.

  4.
  No Other Amendments. Except as modified by this First Amendment, the Lease remains in full force and effect and has not been otherwise modified or amended.

Dated this 12 day of May, 2000.

LANDLORD:	TENANT:
223 Taylor Corp.,	Sunhawk Corp.,
a Washington corporation	a Washington corporation
/s/ W. B. HASLUND	/s/ MARLIN J. ELLER

Name: W. B. Haslund	Name: Marlin Eller
Its: Pres.	Its: CEO
GUARANTOR:
ELLER AND MCCONNEY 1995 FAMILY LIVING TRUST
/S/ MARLIN J. ELLER
Name: Marlin Eller
Its: Trustee

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

This is to certify that on this 12th day of May 2000, before me the undersigned, a Notary Public in and for the State of Washington, duly commissioned and qualified, personally appeared W. B. Haslund to me to be the individual (  ) described in and who executed the within and aforegoing instrument, and acknowledged to me that he signed and sealed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day, month and year above written.

/s/ PAULA A. JACKSON Notary Public in and for the State of Washington, residing at Seattle

MASTER LEASE

LEASE

    This LEASE (this "Lease") is made and entered into this 10th day of August, 1998, by and between 223 Taylor Corp., a Washington corporation, ("Landlord") and Sunhawk Corp., a Washington corporation, ("Tenant").

    In consideration of the mutual promises and covenants contained in this lease, Landlord and Tenant do hereby agree:

SECTION 1.  FUNDAMENTAL LEASE PROVISIONS, EXHIBITS, DEFINED TERMS

    In addition to definitions set forth elsewhere in this Lease and subject to other provisions of this Lease, the following terms shall have the following meanings:

    (1) BUILDING: 223 Taylor Avenue North

    (2) PREMISES: Suite number 200, consisting of the entire second (2nd) floor(s) of the Building located as indicated on the floor plan(s) attached hereto as Exhibit A, including the Tenant Improvements, if any.

    (3) TENANT'S PERCENTAGE: Fifty and 2/10 percent (50.2%) based upon the rentable area of the Premises (as defined in Section 3.6), which is approximately 19,224 rentable square feet, compared to the applicable rentable area of the Building, which is assumed to be and shall remain 38,286 rentable square feet. If the rentable area of the Premises or the rentable area of the Building is altered, Landlord shall adjust Tenant's percentage accordingly.

    (4) COMMENCEMENT DATE: The later of mutual execution of this lease or September 1, 1998

    (5) TERM: Sixty (60) full calendar months, plus any partial month following the Commencement Date, as provided in Section 3.5.

    (6) RENT: see exhibit D

    (7) ADDITIONAL RENT: All amounts payable by Tenant to Landlord under this Lease, pursuant to Sections 6, 8, 9.8, and 16.

    (8) BASE FISCAL YEAR: The one-year period ended December 31, 1999.

    (9) SECURITY DEPOSIT: Twenty seven thousand, two hundred thirty-four and 00/100 Dollars ($27,234.00).

    (10) LANDLORD'S ADDRESS:

    C/o Walter Hall Management, Inc.

    1200 Westlake Avenue North

    Seattle, WA 98109

    (11) TENANT'S ADDRESS:

Prior to Commencement Date:	After Commencement Date:
318 Terry Avenue North,	223 Taylor Avenue North,
Suite 200	Suite 200
Seattle, WA 98109	Seattle, WA 98109

    (12) GUARANTOR: Marlin Eller, and any other Person who hereafter in whole or in part guarantees Tenant's performance under this Lease.

    (13) PERSON: Individuals, partnerships, firms, associations, corporations and/or any other form of business or legal entity.

    (14) LAND: The real property described in Exhibit B hereto.

    (15) OCCUPANT: Any Person, including Tenant, entitled to occupy or use a portion or portions of the Building under a lease or another arrangement with Landlord.

    (16) PERMITTED USES: General office use.

    (17) PARKING: Tenants shall be permitted, upon payment of the then prevailing monthly rate (as set by Landlord or Landlord's operator from time-to-time) to park forty-five (45) cars on a nonexclusive basis in the area (as designated by Landlord) for parking. Tenant shall abide by any and all parking regulations and rules established from time-to-time by Landlord or Landlord's parking operator. Landlord reserves the right to separately charge Tenant's guests and visitors for parking. The monthly parking arrangements permit Tenant to select among three pricing options. Choice A—Monday—Friday 7 a.m. to 6 p.m.; Choice B—Monday—Friday 7 a.m. to 6 p.m. and Saturday 8 a.m. to 12 p.m.; Choice C—24 hours per day, 7 days per week. Tenant may change its choice on 30 days notice to Landlord. Tenant may select any combination of the choices totaling no more than forty five (45) spaces.

    (18) BROKERS:

    Landlord's: Curt Ghan and Rod Keefe, Kidder, Mathews & Segner, Inc.

    Tenant's: Richard Hesik, Yates, Wood & MacDonald, Inc.

    (19) PREPAID RENT: Tenant shall pay the first month's rent upon Lease execution.

    Exhibits: The following exhibits are attached to this Lease and incorporated herein by this reference as if fully set forth:

    Exhibit A—Floor Plan

    Exhibit B—Legal Description of Land

    Exhibit C—Rules and Regulations

    Exhibit D—Additional Lease Terms

    Exhibit E—Janitorial Specifications

    Rider 1—Option to Renew

SECTION 2.  PREMISES

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the interior of the Premises, for the term and subject to and with the benefit of the covenants and conditions set forth in this Lease. Tenant shall have, for itself, its employees, agents, and invitees access to the Premises and the reasonable nonexclusive right of access to and use of the stairways, sidewalks, elevators (subject to Landlord's installation of the agreed locking mechanism), passageways, corridors, doors, doorways, lobbies, and other entrances and common areas in or about the Building, as they may exist from time to time, subject to Landlord's exclusive control, management, and reasonable discretion. The perimeter walls, floors, and ceilings of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical or other utilities or Building facilities and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration, installation, inspection, repair, and replacement, are expressly reserved to Landlord and are expressly excluded from the Premises leased hereby, provided that Tenant shall be permitted to run wiring above the ceiling grid. The Building is located on a portion of the Land. Tenant will be allowed access to the boiler/electrical room with Landlord's prior consent and accompanied by Landlord's representative.

SECTION 3.  LEASE COMMENCEMENT AND EXPIRATION DATES

    3.1 LEASE COMMENCEMENT DATE: Mutual execution of this lease.

    3.2 EARLY ENTRY: If Tenant is permitted entry to the Premises prior to Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry will be a Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent and Additional Rent which will commence on the Commencement Date. All rights of Tenant under this Section 3.2 will be subject to the requirements of all applicable building codes and zoning requirements. Landlord has the right to impose such additional conditions on Tenant's early entry as Landlord, in its sole discretion, deems appropriate, and will further have the right to require that tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

    3.3 TERM: The term of this Lease shall commence on the Commencement Date and continue for the number of full calendar months specified in Section (5) unless sooner terminated or extended as provided in this Lease.

    3.4 POSSESSION: If Landlord is unable to deliver the Premises or any portion thereof on or before the projected Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this lease thereby become void and voidable, but in such event, (i) Tenant shall not be liable for payment of any Rent or Additional Rent until such time as Landlord delivers possession, and (ii) the Term shall not commence until the Premises are so delivered. (iii) if the Premises are not delivered on or before the Commencement Date, Tenant shall have the option to cancel the Lease and secure the return of all moneys paid to Landlord.

    3.5 CONDITION OF PREMISES: Tenant's taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises are in good order and satisfactory condition, subject to the "latent defects" provision in Exhibit D. No promise of Landlord to alter, remodel, repair or improve the Premises, or the Building, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Building, or this Lease (including, without limitation, the condition of the Premises or the Building) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

    3.6 Confirmation of Rentable Area: The actual rentable area of the Premises may vary from the amounts set forth in Section 1 (3) (but not to exceed 20,649 square feet), depending on the final contract documents for the Premises agreed to between Landlord and Tenant in accordance with the Work Letter. Within thirty (30) days of the Commencement Date, Landlord shall determine and notify Tenant in writing of the actual rentable area of the Premises. If the actual rentable area varies from that stated in Section 1 (3), and (ii) if base rent is based upon rentable square feet, base rent shall be adjusted in accordance with the per square foot rental rate stated in Section 1 (6). "Rentable Area" shall have the same meaning as set forth in the "Standard Method for Measuring Floor Area in Office Buildings" (American National Standard ANSI—Z65.1—1980) published by Building Owners and Managers Association International.

SECTION 4.  RENT

    4.1 PAYMENT: Commencing on the Commencement Date, Tenant shall pay Landlord at Landlord's address, or to such other person or place or account as Landlord may hereafter from time to time designate in writing, the rent specified in Section 1 (at times referred to herein as "Rent"), and any other charges due under this Lease, without notice or demand except as otherwise specifically provided in this Lease and without deduction or offset or abatement or counterclaim. Such payment shall be made in lawful money of the United States in advance on or before the Commencement Date and on or before the first (1st) day of each succeeding month. Rent and any other payments for any partial month at the beginning or end of the term of this lease shall be prorated based upon the actual number of days of such month. Upon execution of this Lease, Tenant shall deposit with Landlord the first month's Rent.

SECTION 5.  SECURITY DEPOSIT

    As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid the Security Deposit to Landlord, and Landlord acknowledges receipt of the Security Deposit. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent or any other amount or charge due hereunder, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default, or any other sum, which Landlord may be required to spend or incur by reason of Tenant's default, and any other sum, which Landlord may in its reasonable discretion deem necessary to spend or incur on Tenant's behalf or by reason of Tenant's default. In any such event, Tenant shall within ten (10) days of demand, deposit with Landlord the amount so applied, expended or incurred. Only if Tenant shall have fully complied with all of the covenants and conditions of this Lease at the time of termination, and shall have delivered the Premises to Landlord in the condition required by the terms of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease. Tenant shall not assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Landlord may comingle the Security Deposit with other funds and Tenant shall not be entitled to interest or other return thereon.

SECTION 6.  COST OF OPERATIONS AND REAL ESTATE TAXES

    6.1 DEFINITIONS: The following terms shall have the following meanings:

    OPERATING COSTS: Any and all amounts incurred or expended by Landlord in connection with the management, maintenance, operation, or repair of the Premises or the Building or the Land or all or any portion thereof, or any improvements, fixtures, or equipment situation thereon or therein including, but not by way of limitation, the cost of operating, maintaining and repairing elevators; wages and salaries of all employees engaged in operation, maintenance or security of the Building, including all taxes, insurance and benefits relating to such employees; insurance costs of every kind and nature; energy costs, including costs of heating, ventilating, air conditioning and electricity; water, sewer, gas and other utility costs; the total customary charges of any agent or independent contractor employed in the repair, care, operation, management, maintenance, or security of the Building or the Land; Real Property Taxes, as defined below; and any other expenses or charges whether or not herein above described, which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, managing, operating or repairing the Building. Operating costs shall not include: (i) initial leasing costs including tenant improvements and leasing commissions for other tenants; (ii) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is collected; and (iii) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting principles and (iv) payments of principal or interest on mortgages, deeds of trust, ground leases, or other encumbrances upon the Land or Building or Premises; and (v) repairs to the structure of the Building, and (vi) any bad debt, rent loss, or reserves for bad debt or rent loss; and (vii) any expense for which Landlord is compensated through proceeds of insurance; (viii) cost of repair of the Building caused by fire or other casualty or due to exercise of eminent domain, (ix) cost of environmental remediation, clean-up, and repair except as provided in Section 7.2, and (x) cost of any structural or foundation work. Operating Costs shall include amortization (including interest at the rate incurred by Landlord in connection therewith) of items classified as capital expenditures under generally accepted accounting principles or which are required under any governmental laws or regulations not applicable to the Building at the time it was constructed.

    REAL PROPERTY TAXES: Taxes, charges or any installments of, assessments (or any installment thereof due during the Fiscal Year) and other impositions, however denominated, levied from time to time with respect to the Land, the Building, or any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation of the Building and located in, on, or about the Building; any taxes levied or assessed (or any installment thereof due during the Fiscal Year) in addition to or in lieu of, in whole or in part, such taxes; any other tax upon leasing of the Building or rents; any other tax or surcharge such as, for example, payments to or on account of public transit or carpooling or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest. Real Property Taxes, however, shall not include any franchise or state income tax, inheritance tax, estate tax, business and occupation tax, or any other similar tax. Real Property Tax assessments shall be spread over the longest permitted payment period. Tenant hereby waives any right it may have by statute or otherwise to protest the amount of any Real Property Taxes.

    FISCAL YEAR: The period from January 1 through December 31.

    OPERATING COSTS BASE AMOUNT: Tenant's Percentage of Operating Costs actually incurred or expended by Landlord for the Base Fiscal Year as specified in Section 1.8. Operating Costs and real property assessments shall be spread over the longest permitted payment period. If this Lease sets forth an expense stop in Section 1 (24), then the Operating Costs base amount shall be equal to the expense stop.

    6.2 ADDITIONAL RENT FOR OPERATING COSTS: If, in any year following calendar year 1999, Operating Costs multiplied by Tenant's Percentage is in excess of the Operating Costs Base Amount, then, in addition to all other amounts due hereunder and as additional rent, Tenant shall pay Landlord the amount of such excess ("Tenant's Share of Operating Costs"), such payments to be made in accordance with Section 6.3.

    6.3 ESTIMATED INCREASES: By January 31st of each fiscal year, Landlord shall give Tenant written notice of the estimated amount payable by Tenant under this Section 6.3 for the following fiscal year. On or before the first (1st) day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of such estimated amounts, provided Landlord may, by written notice to Tenant, revise its estimate whereupon subsequent payments by Tenant for the remainder of the Fiscal Year shall be based upon such revised estimate. Within ninety (90) days after the close of each fiscal year during the term of this Lease, or as soon thereafter as practicable, Landlord shall deliver to Tenant a certified statement setting forth the total amount of Tenant's share of operating costs for such fiscal year, whereupon there shall be a final adjustment between Landlord and Tenant in connection with amounts due Landlord under this Section 6.3 and Tenant shall pay Landlord any amount due Landlord within thirty (30) days of receipt of such certified statement, and any amount due Tenant shall be credited to the next accruing amounts due Landlord pursuant to this Section 6.3 or if the Lease has terminated or expired, such amount shall be credited against any amounts still due Landlord and the balance shall be refunded to Tenant. Alternatively, Landlord may elect to bill Tenant in arrears for actual increases rather than collecting estimated payments and adjusting to actual annually.

    6.4 FURTHER ADJUSTMENTS:

     6.4.1 If less than an average of ninety-five percent (95%) of the rentable area of the Building is occupied by occupants during all or any portion of a fiscal year, Landlord shall make an appropriate adjustment ofoperating costs for such year, including for purposes of estimated payments under Section 6.3, employing sound accounting and management principles, to determine the amount of operating costs that would have been expended or incurred had ninety-five percent (95%) of the rentable area of the Building been occupied during the entire fiscal year.

     6.4.2 During periods that other tenants of the Building are not sharing services or utilities, the Operating Costs Base Amount and Tenant's Percentage shall be appropriately adjusted. For example, during the period that GST occupies a portion of the Building and provided its own heating and cooling equipment and service, increases in the cost of operating, maintaining and repairing the HVAC system used by Tenant shall be spread over the tenants served by that system based on their relative percentages of the remaining space. Similarly, GST will be served by its own electrical power and therefore increases in the cost of the power to the rest of the Building shall be shared by those other tenants by that service.

     6.4.3 For the fiscal year in which the term of this Lease terminates or expires, Tenant shall pay only that proportion of the amount otherwise payable under this Section 6 which the number of days of the term of the Lease falling within such year bears to three hundred sixty-five (365) days, based upon the estimated amounts due pursuant to Section 6.3 for the fiscal year of termination or expiration.

    6.5 PERSONAL PROPERTY TAXES: Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located on or about the Premises or the Building and shall, promptly upon request of Landlord, provide written proof of such payment to Landlord. As used herein "Property of Tenant" shall include all improvements which are paid for by Tenant and "Personal Property Taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property. If any portions of Tenant's property are assessed against the property of Tenant, whether assessed as real or personal property. If any portions of Tenant's property are assessed and taxed with the Building, Tenant shall pay Landlord its share of such taxes within ten (10) days after receipt of a written statement setting forth the amount of such taxes that Landlord has determined are applicable to Tenant'sproperty.

SECTION 7.  USES; HAZARDOUS MATERIALS

    7.1 PERMITTED USES; WASTE: Tenant shall use the Premises only for the permitted uses and for no other business or purpose without the prior written consent of Landlord. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other occupant in the Building, or is reasonably expected to injure the reputation of the Building, or is unlawful.

    7.2 HAZARDOUS MATERIALS: The term "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term shall mean any federal, state or local ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental laws and approved in advance in writing by Landlord; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist to come into existence that constitute or, with the passage of time, may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the premises except for the Permitted Materials and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations contained in this Section 7.2. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and employees harmless from and against any and all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises, the Building, the Land and any other property, to their condition existing prior to the appearance of Tenant's Hazardous Substances. Tenant's obligations under this Section 7.2 shall survive the expiration or other termination of this Lease.

SECTION 8. COVENANTS OF LANDLORD

    8.1 BASIC SERVICES: Landlord shall:

      8.1.1 Furnish reasonable electricity, heating, ventilating, air conditioning, and other utilities to the Premises as provided in the Rules andRegulations, and subject to any limitations imposed by applicable law.

      8.1.2 Provide elevator service in the Building as provided in the Rules and Regulations.

      8.1.3 Provide periodic exterior window washing at reasonable intervals.

      8.1.4 Maintain and repair structure, exterior walls, roof, mechanical, electrical, heating, ventilation and air conditioning and plumbing systems, as well as the lighting systems in the Premises on the Commencement Date but excluding lamp replacement.

    8.2 EXTRAORDINARY SERVICES: Should Tenant require special services from time to time on days or hours other than those specified in Rules and Regulations attached as Exhibit C, Landlord shall upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay to Landlord, concurrently with payment of monthly Rent, as Additional Rent, Landlord's cost of labor, materials supplied and utilities consumed in providing such additional service plus reasonable administrative costs. The amount of such payment and expenses shall be excluded from the determination of operating costs.

    8.3 LANDLORD NOT LIABLE: Landlord does not warrant that any of the services referred to in this Lease, or any other services which Landlord may supply, will be free from power surge, interruption, curtailment or suspension, Tenant acknowledging that any one or more of such events or services may be suspended by reason of accident or repairs, alterations or improvements, or by reason of causes beyond the reasonable control of Landlord. No interruption, curtailment or suspension of service except as caused by Landlord's gross negligence or willful misconduct shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant's obligations under this Lease, nor shall there be any abatement of Rent or other charges. Notwithstanding anything in this Lease to the contrary, Landlord shall be liable for any damage to Tenant's personal property resulting from a power outage or interruption which outage or interruption is caused by the gross negligence or willful misconduct of Landlord but only to the extent Tenant is not compensated for such damage through insurance proceeds. Tenant shall have the right to install a back-up generator on the property in a location to be determined by Landlord.

    8.4 Tenant shall have the right to install a generator in the parking lot outside the Building and hook the generator up to its Premises for emergency power subject to the provisions of this section. Tenant must obtain Landlord's approval of the location of the generator. The generator will occupy at least one parking space in the parking lot. For each parking space or part thereof used by Tenant, Tenant shall lease and allocate one of its 45 spaces described in Section 1(7). Tenant shall take any steps specified by Landlord to insure that no contamination of the property occurs due to the use of placement of the generator. Tenant shall not allow any noise from the generator to unreasonably disrupt other tenants of the building.

SECTION 9. COVENANTS OF TENANT

    Tenant agrees, for itself, its employees, agents and invitees, that it shall:

    9.1 RULES AND REGULATIONS: Comply with the Rules and Regulations, and such reasonable amendments and additions as from time to time may be adopted by Landlord to govern the use, occupancy and operation of the Building (the existing rules and regulations, as so amended or supplemented from time to time, being the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the noncompliance by any other Occupant with any of the Rules and Regulations, and any failure by Landlord to enforce any Rules and Regulations against either Tenant or any other Occupant shall not constitute a waiver thereof.

    9.2 LANDLORD'S RIGHT OF ACCESS: Give Landlord, its agents, employees, lessors and mortagees and any other person or persons authorized by Landlord, access to the Premises at all reasonable times, and at any time in the event of an emergency, to enable them to inspect, examine, show for lease or sale, and to make such repairs, additions and alterations to the Premises or the Building, or to the fixtures, appurtenances or equipment therein, as Landlord may deem advisable; provided that Landlord shall use reasonable efforts to (i) minimize any disruption of Tenant's business caused by such access and (ii) provide Tenant reasonable advance notice when feasible. Landlord shall also be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilating and air conditioning systems, resulting from Tenant's equipment and lights or from tenant's after hours heating, ventilating and air conditioning service requirements. There shall be no allowance to Tenant or diminution of Rent and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from such right of access or the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to the fixtures, appurtenances and equipment thereof except to the extent such injury is a result of Landlord's gross negligence or willful misconduct.

    9.3 REPAIR: Keep the Premises and all portions thereof in good order and condition (excluding damage caused by Landlord, casualty, or condemnation), not damage or deface the Premises or the Building, make all repairs to the Premises which are not Landlord's obligation pursuant to Section 8 or Section 11, including repairing damage to the Building or its contents caused by the failure of Tenant to comply with its obligations under this Lease, and commit no waste in, about or to the Premises or the Building. In furtherance thereof, Tenant shall fully and completely maintain the Premises, including the improvements and shall repair any damage to and, to the extent not repairable, shall replace the damaged item, including all broken interior glass, whether of doors, windows, walls or partitions. Tenant shall also be responsible for repairing any damage to the Premises or the Building arising out of misuse or negligence of Tenant, its employees, agents, invitees or visitors.

    9.4 QUIT AND REMOVE: Upon the termination of this Lease for any reason, quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the Premises shall be on the Commencement Date or may thereafter be improved by Landlord or Tenant, reasonable use and wear and repairs which are Landlord's obligations and damage caused by Landlord, casualty or condemnation excepted, and, if Tenant is not in default under the terms of this Lease, remove Tenant's goods and effects and those of any other persons claiming under Tenant. Goods and effects not removed by Tenant at the termination of this Lease (or within 48 hours after a termination by reason of Tenant's default), shall be considered abandoned and Landlord may dispose of the same as it deems expedient and for its own account. Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in disposing of such abandoned goods and effects, and Landlord shall not be liable to Tenant for any net proceeds from such disposal.

    9.5 ADVERTISING: Not place in or on or about the Premises signs, lettering, displays, advertising or pictures which are visible from outside the Premises (including public corridors) except an identifying sign next to the entrance to the Premises which shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

    9.6 LIENS: At its expense, cause to be fully and completely discharged of record, within ten (10) days of Landlord's demand, any labor or materialman's lien claim or other lien or claim filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, or on behalf of Tenant.

    9.7 COMPLY WITH LAWS: At its expense, comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and with any direction made pursuant to law of any public officer or officers, which shall, with respect to the use of the Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's use of the Premises or from conditions which have been created by or at the instance of Tenant or are required by reason of a breach of any of Tenant's obligations hereunder. Landlord will be responsible at its expense for complying with the American's with Disabilities Act in the common areas of the Building and the exterior areas on the Land, such as the parking lot and sidewalks. To Landlord's knowledge, the Premises is in compliance with ADA.

    9.8 NOT INVALIDATE INSURANCE: Not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the property, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein or do or permit anything to be done or upon the Premises or bring or keep anything for insurance upon the Building or on any Property or equipment located therein. If Landlord's insurance premiums are increased because of Tenant's failure to comply with its obligations under this Lease, then Tenant shall pay the cost of any such increase, as additional rent, immediately upon demand.

    9.9 INSURANCE: At its expense, obtain and carry at all times during the term of this Lease (i) comprehensive general liability insurance covering the Premises with combined single limits of at least Two Million Dollars ($2,000,000) per person and per occurrence for personal injury (including bodily injury and death) and broad form property damage having combined single limits of at least Five Hundred Thousand Dollars ($500,000) per person and per occurrence, or such higher amounts as Landlord may from time to time reasonably designate by not less than thirty (30) days notice to Tenant, for injury to persons (including death) and property arising out of the ownership, maintenance, use or occupancy of the Premises, and which insurance shall contain a contractual liability endorsement covering the matters set forth in Section 10 and Section 13 and shall not contain deductible amounts in excess of Five Thousand Dollars ($5,000) without Landlord's prior written consent; and (ii) fire and extended coverage insurance (with endorsements covering vandalism, malicious mischief, water damage and business interruption) for Tenant's fixtures, trade fixtures and furniture, and all other property owned or leased by Tenant and located in the Premises or Building, to their full replacement value. Such policies shall be written by insurers acceptable to Landlord and shall name both Landlord and its mortgagees as additional insureds, as their interest may appear, and all such insurers shall agree not to cancel or amend (including as to scope or amount of coverage) such policies without at least thirty (30) days prior written notice to Landlord. Each such policy shall also provide that no act or default of any person other than Landlord or its agent shall render the policy void as to Landlord or affect Landlord's right to recover thereon and shall be written as a primary policy not contributing with and not in excess of coverage Landlord may carry. Tenant shall furnish Landlord with certificates of insurance evidencing coverage at all times during the term of this Lease.

    9.10 JANITORIAL SERVICE. Tenant arrange and pay for its own janitorial service in the Premises. The level and frequency of janitorial service shall be subject to approval by Landlord and shall comply with the specifications attached as Exhibit E.

SECTION 10. ALTERATIONS AND IMPROVEMENTS

    Tenant shall not make or install any alteration, installation, addition, hardware, window treatment, floor covering, fixture or other improvement to the Premises, or add to, disturb or in any way change any plumbing or wiring, without in each and every of such cases (individually and collectively "Improvements"), the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that Tenant agrees to remove the alterations and repair any damage caused thereby at the end of the Lease Term at Landlord's request. Landlord's approval of plans or specifications for Improvements shall not constitute an assumption of the responsibility for the accuracy or sufficiency of such plans and specifications, or their compliance with applicable codes, regulations or statutes, which responsibility shall be solely Tenant's. All such Improvements shall be made at Tenant's sole cost and expense and any contractor or person selected by Tenant to make Improvements must first be approved in writing by Landlord. All Improvements and all repairs required to be made by Tenant shall be made in a good workmanlike manner and in compliance with all governmental requirements, codes and rating bureau recommendations, and shall be performed by competent workmen approved in advance by Landlord. Tenant shall hold Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by, or in connection with the construction or installation of Improvements. Tenant shall obtain all necessary permits from governmental authorities. Tenant shall repair any damage and perform any necessary clean-up to the Building or its contents resulting from any Improvements made by Tenant. All Improvements, temporary or permanent, including wall paneling, built-in cabinets, sinks, doors, floor coverings, or other built-in units of any kind, however attached (except trade fixtures, furniture and equipment belonging to Tenant which are removable without causing damage to the Building) or installed by Tenant in, on or about the Premises, shall, upon expiration or sooner termination of this Lease, become Landlord's property, and remain upon the Premises, all without compensation, allowance or credit to Tenant provided, however, if prior to the expiration or termination of this Lease or within ten (10) days thereafter Landlord so directs by notice, Tenant shall at the expiration or termination of this Lease or within three (3) days after such notice remove any Improvements placed in the Premises by or on behalf of Tenant and so designated in the notice. If Tenant fails to remove such designated Improvements, they will be deemed to be abandoned by Tenant and Landlord may remove the same at Tenant's sole cost and expense.

SECTION 11. DAMAGE OR DESTRUCTION

    In case of damage to the Premises or the Building by fire, vandalism, malicious mischief or any other occurrence or casualty, Landlord shall (unless this Lease shall be terminated as hereinafter provided) diligently proceed to repair or restore the basic Building structure and all alterations, installations, additions, hardware, nontrade fixtures and improvements, temporary or permanent, made or installed by or with the written approval of Landlord and which are or shall become the property of Landlord (except Tenant and not Landlord shall fully and completely repair any damage to and shall replace the contents of the Premises such as trade fixtures, furniture, equipment or other improvements belonging to Tenant), to the condition in which they existed immediately prior to such destruction or damage, to the extent of the applicable insurance proceeds, subject to delays which may arise by reason of adjustment of loss under insurance policies and delays beyond the reasonable control of Landlord, provided, however, that Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord has not, cannot, or will not within one hundred fifty days (150) of the occurrence of the damage or casualty fully repair and restore the Building and Premises. To the extent that the Premises are rendered untenantable, the Rent and other charges shall proportionately abate unless such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees, invitees or agents in which event there shall be no such abatement. If the damage to the Premises or the Building shall be so extensive that Landlord, in its sole discretion decides not to repair or rebuild, Landlord shall give Tenant written notice of its intent not to repair or rebuild within ninety (90) days of the date of such damage. Rent and other charges shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Premises and neither party shall have any liability to the other under this Lease for any obligations thereof that would thereafter otherwise occur.

SECTION 12. WAIVER OF SUBROGATION

    It is the intention of the parties that each of them shall insure its real and personal property and interests therein, including economic interests, as and to the extent it sees fit. Each of Landlord and Tenant on behalf of insurers and itself hereby fully and completely waives and releases and relieves the other, its agents, partners, officers, directors and employees, from responsibility for, and waives its entire claim of recovery against the other for, any loss of or damage hereafter occurring to that party's real or personal property located anywhere in, on or about the Building or the Land, including the Building itself, and from any loss of rental income from the Building resulting therefrom; except, in any of such cases, to the extent that loss or damage is caused by the deliberate and intentional wrongdoing of the other, its agents, partners, officers, directors or employees.

SECTION 13. INDEMNIFICATION AND RELEASE

    (a) TENANT'S INDEMNITY: Tenant shall, at its expense, indemnify, defend (using legal counsel acceptable to Landlord) and hold harmless Landlord, its Mortgagees, partners, officers, agents, and employees from and against any and all claims, damages, expenses (including attorneys' fees), or other liabilities, arising out of or in connection with the occupancy or use of the Premises by Tenant, its agents, customers, or employees (including, without limitation, any work undertaken or contracted for by Tenant, its agents or employees, whether pursuant to Section 10, any Exhibit to this lease, or otherwise). The indemnity and hold harmless provisions of this Section 13 shall survive expiration or termination of this Lease and shall include, but not be limited to, all claims against Landlord by any employee or former employee of Tenant, and Tenant hereby waives all immunity and limitation on liability of any industrial insurance act, including Title 51 of the Revised Code of Washington as now or hereafter amended, or other worker's compensation act, disability benefit act, or any other employee benefit act of any jurisdiction which would otherwise be applicable in the case of such a claim, but such waiver is not intended and shall not be construed or interpreted as applying to or benefiting any Person except Landlord or Tenant. LANDLORD AND TENANT HEREBY CERTIFY AND AGREE THAT THIS SECTION 13 HAS BEEN FREELY AND MUTUALLY NEGOTIATED.

    (b) RELEASE OF CERTAIN CLAIMS: Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any Person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any equipment or appurtenances becoming out of repair; any defect, failure, surge in, or interruption of, electrical heating, ventilating, air conditioning, gas, water, or storm sewer or sanitary sewer facilities or service; any defect in or failure of the plumbing, or failure of stairs, railings or walks; broken glass; water being upon or coming into the Premises or the Building; the falling of any fixture, plaster, tile or stucco; or any act of Persons or occupants of the Building, or of an adjacent property.

    (c) MODIFICATION OF INDEMNITIES: In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease including Exhibit B pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project development, or improvement attached to real estate, including the Premises and the Building, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations of indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

SECTION 14. EMINENT DOMAIN

    If the whole or substantially the whole of the Building or of the Premises shall be condemned or taken in any manner for any public or quasi-public use or purpose, including any purchase or other acquisition in lieu of condemnation, this Lease and the term and estate hereby granted shall cease and terminate as of the date of taking of possession for such use or purpose. If less than the whole or substantially the whole of the Building or of the Premises shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at its option, by notice to Tenant, terminate this Lease and the term and estate hereby granted as of the date of the taking of possession for such use or purpose. If a taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may terminate this Lease on the earlier (a) the date when title vests; or (b) the date when Tenant is dispossessed by condemning authority, by giving written notice to Landlord within 60 days after learning of the extent of the taking. If neither Landlord nor Tenant elects to terminate this Lease, then as to that portion of the Premises not so taken or condemned, the Rent and the Operating Costs Base Amount shall be reduced prorata in accordance with the floor area of the Premises which may be so condemned or taken, tenant's Percentage shall be equitably adjusted, and Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Premises to substantially their former condition to the extent that the same may be reasonably feasible. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award for the value of any unexpired term of this Lease, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation (and Tenant shall also execute and deliver to Landlord such documents, in recordable form, as Landlord may require to confirm the same) except that Tenant shall have the right to claim and recover from the condemning authority compensation for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest); provided that such damages may be claimed only if they are separately awarded and not out of or as part of the damages recoverable by Landlord.

SECTION 15. ASSIGNMENT AND SUBLETTING

    15.1 ASSIGNMENT OR SUBLEASE: Tenant shall not voluntarily, involuntarily or by operation of law, assign, sell, pledge, transfer, mortgage or encumber this Lease or any interest therein, or sublet the whole or any part of the Premises (any of which events being a "Transfer" for purposes of this Section 15) without first obtaining Landlord's written consent, which shall not be unreasonably withheld, conditioned or delayed if all of the following conditions precedent are fully and completely satisfied:

      (a) The Proposed Transferee is at least as creditworthy as Tenant when Tenant entered into this Lease, and satisfies Landlord's then current credit standards for tenants of the Building, and in Landlord's opinion has the financial strength and stability to perform all obligations under this Lease to be performed by Tenant as and when they fall due.

      (b) The proposed Transferee will use the Premises for a purpose which in Landlord's opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a comparable office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant in the Building, (v) will not increase the likelihood of damage or destruction, (vi) will not increase the rate of wear and tear to the Premises or common areas, (vii) will not likely cause an increase in insurance premiums for insurance policies applicable to the Building (unless the proposed Transferee agrees to pay such additional cost), and (viii) will not require new tenant improvements incompatible with then existing Building systems and components.

      (c) Tenant pays Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review and processing of the Transfer, plus a processing fee not to exceed Five Hundred Dollars ($500.00) for each such request.

      (d) Landlord is paid any increase in the Security Deposit required by Landlord and permitted by law.

      (e) At the time of the proposed Transfer, Tenant is not in default under or in breach of any term provision or covenant of this Lease.

      (f)  The Transfer will not otherwise have or cause a material adverse impact on Landlord's interest in the Building or the Premises.

Tenant shall have the burden of demonstrating that each of the foregoing conditions is satisfied. No Transfer shall relieve Tenant of any liability under this Lease. Consent to any Transfer shall not operate as a waiver of the necessity of a consent to any subsequent Transfer, and the terms of such consent shall be binding upon any Person holding by, under or through Tenant.

    15.2 ENTITY OWNERSHIP: Any changes in the ownership of Tenant resulting from a public offering of the stock of Tenant or any parent of Tenant shall not be deemed a Transfer. Any transfer of stock or assets from Tenant to an affiliate or subsidiary corporation or other entity, or as a result of any merger, consolidation or other reorganization of Tenant to any parent of Tenant shall not be deemed a Transfer for purposes of this Section 15 unless, (a) the combined net worth of the Guarantor and the Tenant entity is not less than $2.5 million, or, (b) Tenant posts a Letter of Credit as set forth in Section 15.5 below.

    15.3 RECOVERY BY LANDLORD: If Tenant at any time desires to Transfer this Lease, it shall give notice (a "Tenant Transfer Notice") to Landlord of its desire to do so which notice shall state the rent at which it proposes so to Transfer and shall contain full and complete financial and business information on its intended Transferee. Such information shall be deemed confidential and shall be provided pursuant to the terms of a mutually acceptable non-disclosure agreement. In addition to Landlord's rights under Section 15.1, and if Tenant's business does not remain operating in the Premises, Landlord may elect by notice to Tenant (a "Landlord's Repossession Notice"), within forty-five (45) days of receipt of the Tenant Transfer Notice, to terminate this Lease as to that portion of the Premises subject of the Tenant Transfer Notice. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of the portion of the Premises subject to the Tenant Transfer Notice on the later of (i) the proposed date for possession by such Transferee, as set out in the Tenant Transfer Notice, or (ii) forty-five (45) days after the date of Landlord's Repossession Notice. All costs incurred by Landlord in constructing improvements, such as doors or partitions, separating the remaining Premises from the repossessed area of the Premises shall be paid by Tenant within thirty (30) days of demand. If Landlord does not exercise such right to terminate, Tenant may thereafter Transfer this Lease or a portion of the premises subject thereof, but at a rental not less than that offered to Landlord in the Tenant Transfer Notice and not later than forty-five (45) days after delivery of the Tenant Transfer Notice to Landlord, unless a further notice is given pursuant to this section, provided (i) Landlord consents thereto pursuant to Section 15.1, (ii) Tenant delivers to Landlord prior to the effective date of any such Transfer duplicate originals of any instrument effecting such Transfer, in form and content satisfactory to Landlord, and (iii) all amounts received by Tenant from the Transferee in excess of the Rent payable hereunder for the area of the Premises so Transferred shall belong to and shall immediately be paid to Landlord as Additional Rent. No action or inaction by Landlord in connection with its rights under this Section 15.2 shall constitute or be deemed to constitute an approval of a proposed Transfer for purposes of Section 15.1 except as specifically set forth in a notice from Landlord to Tenant.

    15.4 ASSIGNEE OBLIGATION: An assignee or purchaser approved by Landlord shall assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the payment of Rent, Additional Rent and other charges and performance of all of tenant's obligations under this Lease. Tenant shall provide Landlord with full and complete duplicate originals of all instruments of assignment, sublease or assumption. If an assignee of Sunhawk Corporation defaults under this Lease, Landlord agrees to send a copy of the notice of default to Landlord's last known address for Sunhawk Corporation and Landlord shall accept a cure of the default by Sunhawk Corporation if the cure is performed within the cure period available pursuant to Section 16.2, as measured from the date notice is sent to the assignee.

    15.5 LETTER OF CREDIT: If Tenant elects to post a letter of credit ("LOC") in order to not be required to obtain Landlord's consent to a Transfer, the letter of credit shall comply with the provisions of this Section 15.5. The LOC shall be a standby, irrevocable letter of credit in the amount equal to the rent due under the Lease for the then remaining term (base rent and estimated payments for increases in Operating Costs), issued by a bank or other financial institution reasonably acceptable to Landlord (the "Bank") as security for the performance by Tenant of the provisions of this Lease. Tenant shall maintain the LOC in effect at all times during the remaining term of this Lease and any extensions. The LOC shall (i) provide that if Landlord notifies the Bank that a default has occurred which was not cured within the applicable cure period and the amount owed by Tenant to Landlord as a result of such default (the "Delinquent Amount"), the Bank shall pay to Landlord the Delinquent Amount, (iii) be issued for a minimum of one year. Tenant shall cause the existing LOC to be extended or renewed for an additional year or a replacement LOC be issued to Landlord and delivered to Landlord at least 30 days prior to the expiration date of the then existing LOC. Simultaneously with delivery of the replacement letter, Landlord shall deliver the existing LOC to Tenant. The replacement LOC shall be in a reduced amount equal to the remaining total rent due under this Lease from the date of the replacement LOC forward. If a renewal or replacement LOC is not timely delivered to Landlord, Landlord shall be permitted to draw the full amount under the LOC (which shall be returned to Tenant upon Landlord's receipt of a replacement LOC). The sole condition to payment by the Bank under the LOC's shall be receipt by the Bank of a written certification from Landlord either (a) that a default has occurred under this Lease which has not been cured within any applicable grace period, or (b) that the existing LOC will expire within 30 days and has not been renewed or replaced by a new LOC acceptable to Landlord. If Tenant posts an LOC and it is later established to Landlord's reasonable satisfaction that the combined net worth of the assignee and the Guarantor exceeds $2.5 million, Landlord will return the LOC to Tenant.

SECTION 16. INSOLVENCY AND DEFAULT

    16.1  INSOLVENCY:  The continuing rights granted to Tenant under this Lease are expressly made conditional upon the Tenant remaining solvent and capable of meeting the financial and other obligations imposed upon the Tenant under this Lease at all times during the Term. Failure of the Tenant to satisfy this condition shall constitute a default entitling Landlord to cancel and terminate this Lease as hereinafter provided. Without limitation upon the right of the Landlord to demonstrate noncompliance by the Tenant with the provisions of this Section 16.1, Tenant shall be deemed to be in default under this Section 16.1 upon the occurrence of one or more of the following events: (i) any judicial determination of the insolvency of the Tenant or any guarantor of theTenant's obligations hereunder ("Tenant's Guarantor") including, without limitation, the entry of an Order for Relief pursuant to the provisions of the Bankruptcy Code whether voluntary of involuntary; (ii) appointment of a receiver or a custodian or other similar officer for any portion of the Tenant's property or the property of any Tenant's Guarantor; (iii) the assignment for the benefit of creditors of any portion of the Tenant's property or the property of any Tenant's Guarantor; (iv) a determination, judicial or otherwise, that the Tenant or any Tenant's Guarantor is not generally paying its debts as such debts become due; or (v) any fact, event or circumstance which is the reasonable opinion of the Landlord indicated that the Tenant or any Tenant's Guarantor is insolvent or otherwise incapable of meeting the financial and other obligations imposed upon the Tenant under this Lease; [provided, however, that if any such action, case or petition has been commenced against Tenant or any Tenant's Guarantor and the same is dismissed within a period of sixty (60) days, then the event of default shall be deemed cured for purpose hereof] whereupon Landlord may elect, by notice to Tenant, to cancel and terminate this Lease, in which event neither Tenant nor any Person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the same, and Landlord, in addition to the other rights and remedies Landlord has by virtue of this Lease or any statute or rule of law, may retain as security for its damages any Rent, Security deposit or monies received by Landlord from Tenant or others on behalf of Tenant. This Lease is upon the further condition that if a petition for relief under any chapter of the Bankruptcy Code is filed by or against Tenant or any Tenant's Guarantor and the trustee or debtor in possession has not cured all defaults hereunder and assigned or assumed this Lease under the Bankruptcy Code within sixty (60) days after the entry of the Order for Relief, then this Lease shall automatically terminate without the necessity of further action by or notice from either party. In case of termination pursuant to any of the foregoing provisions of this Section 16.1, Tenant shall indemnify Landlord against all costs and expenses and loss of Rent and Additional Rent, including, without limitation, amounts due under Section 16.3.

    16.2  OTHER DEFAULTS:  Tenant shall be in default of this Lease if:

       (i) Tenant fails to pay any installment of Rent or Additional Rent or other charges hereunder when due; or

      (ii) Tenant fails to perform any other covenant, term, agreement or condition of this Lease when such performance becomes due; or

      (iii) Tenant abandons or ceases to do business in the Premises for reasons within Tenant's control.

    If Tenant fails to timely cure any such default, after notice as set forth in the last paragraph of this Section 16.2, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice, lawful entry or otherwise, whereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under Tenant. Such termination of this Lease and any repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of Rent or for a prior breach of any of the provisions of this Lease. Landlord and Tenant agree that a notice by Landlord requesting cure of a pre-existing default hereunder shall constitute a statutory notice to quit.

    In case of such termination, Tenant shall indemnify Landlord against all costs and expense including the amounts due under Section 16.3 and loss of Rent. This Lease is upon the further condition that if Tenant shall neglect or fail to perform or observe any of Tenant's covenants which Tenant has neglected or failed to perform or observe at least twice previously in any 12 month period (although Tenant shall have cured any such previous breach or breaches after notice from Landlord, and within the notice period), then Landlord lawfully may, but shall not be obligated to, immediately or at any time thereafter and without demand or further notice avail itself of and/or exercise any remedies and/or avail itself of any benefits permitted by this Section 16 or by law, excluding the right to terminate this lease.

    With respect to a default occurring under clause (i) of the first sentence of this Section 16.2, Tenant shall have five (5) business days following receipt of written notice to cure from the Landlord within which to cure any such default. With respect to a default arising under clause (ii) of the first sentence of this Section 16.2, Tenant shall have ten (10) business days following the receipt of notice to cure from the Landlord within which to cure any such default; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such 10 day period, Tenant shall be deemed to have cured the default if Tenant shall commence such cure within said 10 day period and thereafter diligently prosecute the same to completion and shall furnish Landlord with such assurances and indemnities that Landlord may require to ensure completion thereof and fully and completely protect Landlord from any loss or liability by reason of any delay. With respect to a default arising under clause (iii) of the first sentence of this Section 16.2, Landlord be required to provide two (2) business days notice to cure prior to exercising Landlord's right to termination.

    16.3  EXPENSE RECOVERY.  Items of expense for which Tenant shall indemnify Landlord shall include but not be limited to all costs and expenses incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, litigation expenses and the like); the unamortized portion of (i) amounts in the nature of commissions paid by Landlord to leasing agents in connection with this Lease and (ii) all costs and expenses incurred by Landlord to improve the Premises pursuant to this Lease and (iii) any additional amount furnished in the nature of an allowance (all of such amortization to be based upon the assumption that such costs and expenses are amortized on a straight line bases over the initial Lease Term); and all Landlord's other reasonable expenditures proximately caused by the termination. All sums due in respect of the foregoing shall be due and payable immediately upon notice from Landlord that a cost or expense has been incurred without regard to whether the cost or expense was incurred before or after the termination of this Lease. In the event proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord, which relate in any way to this Lease including, without limitation, proceedings for the termination, assumption or assignment thereof or proceedings to secure adequate protection for Landlord or proceedings involving objections to the allowance of Landlord's claim (in any of such cases a "Proceedings"), then Landlord shall be paid in addition to any and all amounts due Landlord pursuant to the terms of this Lease such further amount as shall be sufficient to cover all costs and expenses incurred by Landlord with respect to the Proceeding, which costs and expenses shall include the reasonable compensation, costs, expenses, disbursements and advances of Landlord, its agents and attorneys.

    16.4  DAMAGES:  Notwithstanding termination of this Lease and reentry by Landlord pursuant to section 16.1 or Section 16.2, the liability of tenant for Rent and other charges provided for herein shall not be extinguished for the balance of the Term, and Landlord shall be entitled to recover from Tenant:

       (i) The worth at the time of an award (including interest at the rate set forth in Section 16.8), of any unpaid Rent which had been earned by Landlord at the time of termination; plus

      (ii) The worth at the time of an award (including interest at the rate set forth in Section 16.8), of the amount by which unpaid Rent which would have been earned after termination until the time of an award exceeds the amount of loss of Rent that Tenant proves could have been reasonably avoided; plus

      (iii) The worth at the time of an award of the amount by which the unpaid Rent for the balance of the term of this Lease (as extended, if at all prior to termination) exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided (including interest at the rate set forth in Section 16.8 from the date of the award until paid). Such worth at the time of award shall be computed at the discount rate of the Federal Reserve Bank of San Francisco, or successor Federal Reserve Bank, on the date of termination. For the purposes of this calculation only, the last Lease Years' Rent shall be deemed to be constant for each Lease Year thereafter; plus

      (iv) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, including amounts due and payable pursuant to Section 16.3.

    16.5  NONTERMINATION OF LEASE:  Landlord's reentry of the Premises pursuant to Section 16.1 or Section 16.2 shall not constitute a termination of this Lease unless Landlord so notifies Tenant in writing. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant for time to time to recover any damages which, at the commencement of any action, have then or theretofore become due and payable to Landlord under this Section 16 without waiting until the end of the original Term of this Lease.

    16.6  RELETTING:  In the event that this Lease shall be terminated as herein above provided or by summary proceedings or otherwise, Landlord may at any time and from time to time relet the Premises in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then-current Term of this Lease for any rental which it may deem reasonable to any tenant it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate, consistent with the operation of the Building in a first-class manner. Upon each reletting, all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Upon a reletting of the Premises, Landlord shall not in any event be required to pay Tenant any surplus of any sums received by the Landlord in excess of the Rent payable in accordance with this Lease.

    16.7  RIGHT OF LANDLORD TO CURE DEFAULTS:  If Tenant shall default in the observance or performance of any term or covenant on its part to be performed under this Lease, or if tenant shall fail to pay any sum of money (other than Rent or other charges) required to be paid by Tenant hereunder, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations to make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease, remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only upon Tenant's failure to remedy such default within ten (10) days after Landlord shall have notified Tenant in writing of such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with Tenant's default including, but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceeding, Tenant shall pay to Landlord as Additional Rent such sums paid or obligations incurred, with interest. Landlord shall have, in addition to any other right or remedy, the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

    16.8  UNPAID SUMS AND SERVICE CHARGE:  Any amounts owing from Tenant to Landlord under this Lease shall bear interest at the higher of (i) eighteen percent (18%) per annum or (ii) four percent (4%) in excess of the rate of interest announced on the first (1st) day of each month by Seattle First National Bank, its successors or assigns, as its prime rate for short term unsecured loans, calculated from the date due until the date of payment. In addition, if any payment of Rent, Additional Rent, or other charges, is not paid within ten (10) days of its due date, Tenant shall pay a late charge equal to five percent (5%) of the amount of such overdue payment per month or portion thereof as liquidated damages for Landlord's extra expense and handling of such past due account.

    16.9  LANDLORDS' DEFAULT:  Landlord shall not be deemed in default of any obligation to be performed by it until it has failed to perform such obligation within thirty (30) days after written notice by Tenant specifying Landlord's failure; provided that if Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and diligently prosecutes the same to completion.

SECTION 17. QUIET ENJOYMENT

    Landlord covenants that upon Tenant's paying Rent, Additional Rent, and all other amounts and charges due hereunder and observing and performing all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, however, to the terms and conditions of this Lease.

SECTION 18. LANDLORD'S LIABILITY

    The liability of Landlord to Tenant for any default by Landlord under this Lease shall be limited to the interest of Landlord in the Land and Building (and the proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Land and Building (and the proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. Notwithstanding the foregoing, however, Landlord shall have personal liability for insured claims beyond Landlord's interest in the Land and Building (and the proceeds thereof) but only to the extent of proceeds of Landlord's liability insurance coverage respecting such claims.

SECTION 19. LANDLORD'S INTEREST IN PREMISES

    19.1  PRIORITY:  This Lease shall be subordinate to any first mortgage or deed of trust or sale and leaseback used for financing purposes, now existing or hereafter placed upon the Land, Building or the Premises, created by or at the Instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals, replacements or extensions thereof (a "Landlord's Mortgage"); this provision shall be self-operative and no further instrument or subordination shall be required by any landlord's mortgagee. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease Tenant's rights under this Lease shall not be disturbed, and, Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any holder of Landlord's Mortgage or any purchaser at a foreclosure or private sale of the Land, Building, or the Premises as a result of Landlord's default under a Landlord's Mortgage. Tenant shall execute subordination agreements required by Landlord's lender and Landlord shall obtain non-disturbance agreements to evidence the foregoing agreement, provided that the subordination agreement shall not reduce Tenant's rights or increase Tenant's obligations under this Lease.

    19.2  ESTOPPEL CERTIFICATES:  Tenant shall, within ten (10) days of demand, execute, acknowledge and deliver to Landlord or its designee a written statement certifying: (i) the date the Lease Term commenced (the "Commencement date") or will commence and the date it expires; (ii) the date Tenant entered into occupancy of and commenced business operations in the Premises; (iii) the amount of Base Rent and the date to which Rent has been paid; (iv) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, the extent and nature of such default); (vii) that all required advances by Landlord to Tenant on account of Tenant Improvements have been made (or the extent that such is not the case); (viii) on the date of such certification there are no existing defenses or claims which Tenant has against the enforcement of this Lease by Landlord (or if such is not the case, the extent and nature of such defenses or claims; (ix) the amount of the Security Deposit paid to Landlord and (x) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement delivered pursuant to this Section 19.2 shall be fully and completely binding upon Tenant for all purposes of this Lease, may be relied upon by a prospective purchaser or mortgagee of Landlord's interest, or any assignee of any mortgage upon Landlord's interest in the Building or the Land. If Tenant shall fail to respond within ten (10) days of receipt of a written request by Landlord therefor, Tenant shall be deemed to have given a certificate as above provided without modification and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the Security Deposit is as stated in this Lease and that not more than one month's Rent has been paid in advance.

    19.3  TRANSFER OF LANDLORD'S INTEREST:  In the event of any transfer, assignment, sale or foreclosure of Landlord's interest in the Premises, the Building or the Land, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant shall attorn to the transferee, assignee or purchaser, and will recognize such transferee, assignee or purchaser as Tenant's landlord under this Lease. In the event suchtransferee, assignee or purchaser shall further transfer its interest as landlord under this Lease, Tenant covenants and agrees to attorn to such transferee, assignee or purchaser and to recognize such transferee, assignee or purchaser as Tenant's landlord under this Lease. Tenant agrees within ten (10) days of demand to execute and deliver, at any time and from time to time, upon the request of Landlord or any mortgagee, or purchaser or other transferee of Landlord's interest to whom Tenant has previously attorned, any instrument which may be necessary or appropriate to evidence any such attornment.

SECTION 20. HOLDING OVER

    If Tenant shall retain possession of the Premises after termination or expiration of this Lease, then (i) if such retention of the Premises is without the express or implied consent of Landlord, for each day, or part thereof the Tenant so retains possession of the Premises, Tenant shall pay Landlord one and one-half times the amount of the daily rate of Rent and Additional Rent and other charges payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration together with any damages sustained by Landlord as a result thereof, and (ii) if such retention of the Premises is with the express or implied consent of Landlord, (1) such tenancy shall be from month to month (and in no event from year to year or any period longer than month to month), and (2) Landlord may terminate any such month to month tenancy upon twenty (20) days notice to Tenant, and (3) Tenant shall pay landlord rental which shall be the greater of either the then quoted rates for similar space in the Building or the monthly Rent and Additional Rent and other charges payable by Tenant hereunder during the calendar month immediately preceding such termination or expiration.

SECTION 21. MISCELLANEOUS PROVISIONS

    21.1  HEADINGS:  The titles to sections of this Lease and the table of contents are for convenience only and shall not be considered in construing or interpreting the scope or intent of this Lease.

    21.2  WORDS:  Words of any gender used in this Lease shall be deemed to include the other gender or the neuter and words in the singular shall be deemed to include the plural and the plural to include the singular where the sense requires. The adverbs "herein", "hereof", "hereunder", "hereto", "hereby", "hereinafter", and the like, wherever the same appear herein, mean and refer to this Lease in its entirety and not to any specific section. The term "person" includes a firm or partnership or corporation. The term "Occupant" shall mean any person entitled to occupy a portion or portions of the Building under a lease or other arrangement with Landlord.

    21.3  HEIRS AND ASSIGNS:  All of the covenants, agreements, terms and conditions contained in this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. If more than one person or entity executes this Lease as Tenant, the liability of each to pay Rent, and all other costs and charges and to perform all other obligations hereunder shall be deemed to be joint and several.

    21.4  NONWAIVER:  Failure of Landlord to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of Rent with knowledge of a breach of any of the terms, covenants or conditions of this Lease to be kept or performed by Tenant shall not be deemed a waiver of such breach, and Landlord shall not be deemed to have waived any provision of this Lease unless expressed in writing and signed by Landlord.

    21.5  REAL ESTATE BROKERS:  Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease other than Kidder, Mathews & Segner, Inc. and Yates, Wood & MacDonald, and Tenant shall indemnify and hold harmless Landlord against any loss, cost, liability or expenses incurred by Landlord as a result of any claim asserted by any other such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

    21.6  ENTIRE AGREEMENT:  This Lease contains the entire agreement of the parties with respect to the subject matter hereof and no representations, promises or agreements, oral or otherwise,

between the parties not embodied herein shall be of any force or effect. No provisions of this Lease may be changed, waived, discharged or terminated orally, tub only by instrument in writing executed by Landlord and Tenant concurrently with or subsequent to the date of this Lease.

    21.7  SEVERABILITY:  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate an other provision hereof and the remaining provisions hereof shall remain in full force and effect.

    21.8  FORCE MAJEURE:  Time periods for Landlord's or Tenant's performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the nonperforming party's performance is prevented due to circumstances beyond the party's control, including, without limitation, strikes, embargoes, governmental regulations, inclement weather and other acts of God, war or other strife.

    21.9  NO ACCORD OR SATISFACTION:  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other charges stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent or other charges, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as Rent or other charges be deemed an accord and satisfaction, and Landlord's acceptance of such check or payment shall be without prejudice to Landlord's right to recover the balance of such Rent and other charges or pursue any other remedy to which it is entitled.

    21.10  GOVERNING LAW:  This Lease shall be construed and governed by the laws of the State of Washington.

    21.11  NOTICES:  All notices under this Lease shall be in writing and delivered in person or sent by private courier or registered or certified mail return receipt requested to Landlord at Landlord's Address, and to Tenant at Tenant's Address as may hereafter be designated by either party in writing. Notices shall be deemed given when hand delivered or, if mailed as aforesaid, shall be deemed given 3 days after mailing.

    21.12  TAX ON RENT:  The Rent herein is exclusive of any sales, business and occupation, gross receipts or other tax based on Rents, or tax on Tenant's property or tax upon or measured by the number of employees of Tenant, or any similar tax or charge. If any such tax or charge be hereinafter enacted, and imposed upon Landlord, Tenant shall pay Landlord the amount thereof concurrently with each monthly Rent payment. If it shall not be lawful for Tenant so to reimburse Landlord, the monthly Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall be liable to reimburse Landlord for any federal income tax or other income tax of a general nature applicable to Landlord's income.

    21.13  RIGHT TO CHANGE PUBLIC SPACES AND BUILDING DIRECTORY:  Landlord reserves the right at any time after completion of the Building, without hereby creating an actual or constructive eviction or incurring any liability to Tenant, to change the arrangement or location of public areas of the Building not contained within the Premises or any part thereof, including entrances, passageways, doors and doorways, corridors, stairs, toilets, and other public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevator serving the Premises, or make any change which shall diminish the area of the Premises. Landlord shall maintain in the lobby of the Building, a directory which shall include the name of Tenant and such other names reasonably requested by Tenant in proportion to the number of listings given to comparable Occupants of the Building.

    21.15  CORPORATE AUTHORITY:  If Tenant is a business entity, then each individual signing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such business entity, and that this Lease is binding on Tenant in accordance with its terms.

    21.16  MORTGAGEE REQUIREMENTS:  Tenant shall within ten (10) days of request by Landlord deliver an executed and acknowledged instrument amending this Lease in such respect as may be required by any present or future mortgagee, provided that such amendment does not materially alter or impair Tenant's right or remedies under this Lease or increase its rental burdens.

    21.17  COSTS AND ATTORNEYS' FEES:  In the event of litigation between the parties hereto, declaratory or otherwise, for the enforcement of any of the covenants, terms or conditions of this Lease, the nonprevailing party shall pay the costs thereof and attorneys' fees actually incurred by the prevailing party, in such suit, at trial and on appeal, at those attorneys' normal hourly rates. In addition, if the prevailing party utilizes in-house counsel, the non-prevailing party shall reimburse the prevailing party at the normal hourly rates for outside counsel.

    21.18  CHANGES:  Landlord does not guarantee the continued present status of light or air over any property adjoining or in the vicinity of the Building. Any diminution or shutting of light, air or view by any structure which may be erected near or adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

    21.19  NO RESERVATION:  The submission of this Lease for examination does not constitute a reservation or option to Lease the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

    21.20  RECORDING:  This Lease shall not be recorded by either party. Upon request of Landlord, Tenant shall acknowledge and deliver a memorandum of this Lease for recording.

    21.21  TIME:  Time is of the essence of each and every provision of this Lease.

    21.22  RIDERS:  The provisions of the Riders are hereby incorporated by this reference as if fully here set forth. Capitalized terms in any Rider or Exhibit have the same meaning as set forth in this Lease. Time is particularly of the essence with respect to the provision of every Rider.

    IN WITNESS WHEREOF this Lease has been executed as of the day and year set forth above.

LANDLORD:
223 Taylor Corp. a Washington Corporation
BY:	/s/ LANCE HASLUND
ITS:	TREASURER
DATE:	9/8/98
BY:
ITS:
DATE:

TENANT:
Sunhawk Corp. a Washington Corporation
BY:	/s/ MARLIN J. ELLER
ITS:	Chairman
DATE:	Sept. 4, 1998
BY:
ITS:
DATE:

TENANT'S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) SS.
COUNTY OF KING	)

    I certify that I know or have satisfactory evidence that MARLIN ELLER and            are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the CHAIRMAN and            , respectively, of SUNHAWK CORP. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 9/9/98

[SEAL]	/s/ RICHARD J. HESIK (Signature)
Title NOTARY
My appointment expires 9/9/01

LANDLORD'S ACKNOWLEDGEMENT

CORPORATE:
STATE OF WASHINGTON	)
) SS.
COUNTY OF KING	)

    I certify that I know or have satisfactory evidence that LANCE F. HASLUND and            are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledge it as the TREASURER and            , respectively, of 225 Taylor Corp. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: Sept. 8, 1998

[SEAL]	/s/ DINAH A. QUICK (Signature)
Title Notary Public
My appointment expires 11/12/99

EXHIBIT A TO LEASE

DIAGRAM OF FLOOR(S) WITH APPROXIMATE LOCATION OF PREMISES MARKED:

EXHIBIT B TO LEASE

DESCRIPTION OF LAND:

223 Taylor Avenue North, a two story office building with an adjacent parking lot, legally described as Block, 60, Lots 1-6 Denny's DT Park Addition to North Seattle.

Exhibit B Page 1

EXHIBIT C TO LEASE

RULES AND REGULATIONS

    SECTION 1.  Landlord shall have the right to control and operate the public portions of the Building, the public facilities, and the facilities furnished for the common use of the Occupants, including, but not limited to, entrances, corridors, elevators and facilities of the Building (individually and collectively, the "Common Areas") in such manner as is reasonable for the benefit of the Occupants generally. Tenant shall not invite to its Premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas by other Occupants. No portion of the sidewalks, doorways, entrances, passages vestibules, halls, lobbies, elevators or stairways in or adjacent to the Building shall be obstructed or used for any purpose other than the ingress and egress to and from the Premises. Except as otherwise provided in the Lease, tenant, its employees or invitees shall not go upon the roof of the Building. Landlord reserves the right from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas and facilities, to construct additional stores, buildings and storage, and to create additional rentable areas through use or enclosure of Common Areas. When reasonably necessary, Landlord may either temporarily or permanently change the location of, or close entrances, doors, corridors, elevators or other facilities without liability by Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of tenant from the duty of observing and performing any of the provisions of this Lease.

    SECTION 2.  During such hours as Landlord may from time to time reasonably determine, Landlord may: (i) require all persons entering or leaving the Building to identify themselves to a watchman by registration or otherwise and to establish their right to enter or leave the Premises or the Building; and (ii) limit entries into and departures from the Building to such one or more entrances as Landlord shall from time to time designate.

    Landlord reserves the right to exclude or reject from the Building all solicitors, canvassers and peddlers, or any person who, in the judgment of Landlord's security officer or employee in charge, is under the influence of intoxicants or drugs, or any person who shall in any manner do any illegal act or any act in violation of any of the Rules and Regulations.

    In no event shall Landlord be liable for damages for any error with regard to the admission to or exclusion from the common areas of the Building of any person, except for Landlord's gross negligence or willful misconduct.

    SECTION 3.  Subject to the terms and conditions of the Lease, Landlord shall provide heat and air conditioning as reasonably required for reasonable, comfortable occupancy of the Building and the Premises under normal business operations. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the hearing and air conditioning systems, Landlord reserves the right, at its option, either to require Tenant to discontinue use of such heat generating machines or equipment or to install supplementary air conditioning equipment in the Premises. If supplementary air conditioning equipment is installed, then Tenant shall, within ten (10) days of invoice, pay Landlord (i) the cost of any such installation and (ii) the cost of operation and maintenance of such supplementary equipment at such rates as Landlord may reasonably determine.

    Tenant must obtain the written consent of Landlord prior to using any lights or equipment in the Premises which will exceed normal and customary electrical loads for the Premises. Regardless of whether such consent has been obtained, Tenant shall, within ten (10) days of invoice, pay Landlord the costs of electrical systems or modifications necessitated by such equipment, including installation.

    Tenant shall conserve energy, water, heat and air conditioning and shall cooperate fully with Landlord to assure the most efficient operation of the heating and air conditioning systems in the

Building. Tenant shall also comply with Landlord's instruction for the use of drapes and thermostats in the Building.

    SECTION 4.  Landlord shall provide janitorial service to the common areas of the Building including the entry doors, lobby and elevators.

    SECTION 5.  All deliveries of large or bulky articles shall be delivered to and removed from the Premises only in elevators which have been properly padded by Landlord. All deliveries of the above-mentioned items must be scheduled with the Landlord to ensure the elevator used for delivery is properly padded. Objects of unusual or extraordinary size or weight shall not be brought into or removed from the Building without the prior written consent of Landlord and, where such consent is obtained, shall be brought into or removed from the Building at the time and place and in the manner and shall be placed and maintained in such location and position in the Premises as Landlord may designate. The firm employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be a professional mover, reasonably acceptable to Landlord and insurance must be sufficient to cover all personal liability, theft or damage to the Building. All damage to the Building (including any elevator) or the Premises by the delivery, installation, use or removal of freight, furniture, business equipment, merchandise, safes or other articles shall be paid for by Tenant. Except to the extent of Landlord's gross negligence or willful misconduct, Landlord shall not be responsible for damage to any of Tenant's property delivered to or left in any receiving area or elsewhere in the Building or to any property moved or handled anywhere in the Building by any agent, employee or representative of Landlord as an accommodation to Tenant, Landlord being under no obligation to accept delivery of, or to move or handle, any property of Tenant.

    SECTION 6.  Tenant shall not place a load upon any floor of the Premises which exceeds the carrying capacity of the Building. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy installations which Tenant wishes to place in the Premises in order to properly distribute the load. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein as to be objectionable to Landlord or to any other Occupant in the Building shall be placed and maintained by Tenant at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

    SECTION 7.  Tenant, Tenant's employees, agents or invitees shall not, without prior written consent of Landlord:

    7.1  Install, maintain or operate any vending machine or any other machines of any description whatsoever (other than customary office machines including computers and computer peripherals, microwaves, electronic keyboards and similar small office machines and a refrigerator), either on the Premises or elsewhere in the Building.

    7.2  Attach, hang or use any curtain, blind, shade, awning or screen in connection with any window, door or entrance in the Premises or the Building, or attach or install any aerials or other projections from the Premises or the Building.

    7.3  Use the name of the Building for any purpose other than that of Tenant's business address, or use any picture of the Building.

    7.4  Alter any lock or install a new or addition lock or any bolt on any door of the Premises. If Landlord shall give its consent thereto, Tenant shall in each case furnish Landlord with a key for any such lock, and upon termination of its tenancy, Tenant shall deliver to Landlord all keys to the Premises and to all other rooms or offices furnished to Tenant or which Tenant shall have had made. Landlord will provide Tenant with additional keys for any lock in the Premises upon payment therefor by Tenant.

    7.5  Bring or keep in or about the Premises or the Building any animals, birds or other pets (except seeing-eye dogs) or other vehicles, except at such areas as Landlord may designate, temporarily or otherwise. Tenant shall be permitted to bring bicycles up the stairs into the Premises. In addition, if Tenant wishes, it may use one or more of its parking spaces leased in the parking lot to install and use a bicycle rack for its employees.

    7.6  Make or permit to emanate from the Premises or the Building any objectionable noise, odor, nor keep in the Premises or the Building any inflammable or combustible fluid or material, or in any manner annoy, disturb or interfere with other Occupants or their employees and invitees.

    7.7  Install telegraphic or telephonic connections or other wire services, or bore or cut for such wires or instruments incident thereto, unless Landlord has approved the location and method of installation, introduction and placement of such wires and instruments. Landlord will respond promptly to any request and shall act reasonably, subject to the requirements in the GST lease floor penetrations.

    7.8  Drive spikes, hooks, screws or nails or other devices in the walls or woodwork (except for hanging small pictures or similar items) or drill holes in the floor of the Premises.

    7.9  Place any boxes, cartons or other rubbish in the corridors or other public areas of the Building.

    7.10  No Tenant will use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant's normal operations in the Premises. Without Landlord's prior written approval, no Tenant will use any method of heating or air conditioning other than that supplied by Landlord.

    7.11  Not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

    7.12  Not place anything or allow to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly, in Landlord's discretion, from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

    SECTION 8.  Tenant shall be liable for any damage to the fixtures and systems located in the Building resulting from the abuse or misuse of any nature or character whatever by Tenant, or Tenant's employees, agents or invitees.

    SECTION 9.  Tenant will refer to all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord's building manager for approval before performance of any work. Notwithstanding such approval, Landlord shall not be liable in any manner for the work so performed by Tenant's contractors, contractor's representatives and installation technicians. This Section shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, window, ceilings, equipment or any other part of the Building.

    SECTION 10.  Tenant shall give prompt written notice to Landlord of any accidents to or defects in Plumbing, electrical fixtures, heating or air conditioning systems or improvements in the Premises or the Building, to enable Landlord to repair such damage or defects.

    SECTION 11.  Landlord reserves the right from time to time to amend and to make such further reasonable Rules and Regulations as, in the reasonable judgment of the Landlord, may be necessary or desirable for the safety, care or cleanliness of the Building or the preservation of good order therein, or the maintenance and promotion of the high class character and reputation of the Building. Such further Rules and Regulations and such amendments shall be binding upon Tenant, effective upon Tenant's receipt of a copy thereof. Waiver by Landlord of any breach of any Provision of the Rules and Regulations by any other Occupant shall not be deemed to be a waiver of such Rules and Regulations as to Tenant or all Occupants.

    SECTION 13.  In addition to definitions set forth in these Rules and Regulations, capitalized terms herein shall have the same meaning as set forth in the lease to which this is an Exhibit.

EXHIBIT D ADDITIONAL LEASE TERMS

RENT:	$17.00 per rentable square foot (RSF) per year during the initial 36 months and $18.00 per RSF for the last 24 months.
IMPROVEMENTS:
Landlord shall provide a Tenant Improvement allowance of $5.00 per RSF for reimbursement of tenant improvements to be made by Tenant. The funds will be provided to Tenant upon completion of improvements and receipt of lien releases from all contractors. Tenant will initially occupy the Premises in its AS-IS condition, except as set forth in the next paragraph, but broom clean. Landlord will be responsible for putting all systems in the Premises in good working order and will use good faith efforts to accomplish that by the Commencement date. All improvements to be made by Tenant are subject to Section 10 of the Lease.
LATENT DEFECTS:
If any latent defects in the Building or Premises interfere with Tenant's use of the Premises for normal office uses, Landlord, at its expense (not included in Operating Costs) shall be responsible for correcting the defect. If, when Tenant alters the Premises, it encounters unknown conditions or defects, and if the condition would not be required to be addressed but for Tenant's alterations, Tenant shall be responsible for dealing with those conditions or defects in connection with its alterations at its expense. If the discovered defect would require repair irrespective of Tenant's work, Landlord will correct the defect at its expense.
UTILITIES AND SERVICES:
a. UTILITIES, SERVICES: Landlord shall furnish to the Premises HVAC and maintenance services customary in similar buildings and suitable for the intended use of the Premises, and all charges for such shall be included in Operating Costs. Landlord's service shall not include replacement of lamps in the lighting fixtures.

b. ELECTRICITY: The Landlord will provide, at Landlord's expense, electricity for normal office purposes including fluorescent and incandescent lighting, task and ambient lighting systems, copy and facsimile machines, computers, computer peripherals and computer network systems, terminals, printers, communications and audiovisual equipment, vending machines and kitchen equipment.

c. HVAC: The Landlord shall provide, as part of Operating Costs, HVAC for the Premises Monday through Friday from 7:00 a.m. to 7:00 p.m. and Saturday from 8:00 a.m. to 2:00 p.m. In the event Tenant requires after hours HVAC, there will be an hourly charge for this service and Landlord may require the installation of the necessary equipment to meter the usage and Tenant shall reimburse Landlord for the cost of such meter, if required. The hourly charge for the service shall be reflective of the cost to Landlord of providing the service.

EARLY TERMINATION:
Tenant shall have the right to terminate the Lease effective at the end of any month after the 36th month by giving the Landlord nine (9) month's prior written notice accompanied by the Termination Payment. The "Termination Payment" shall be equal to the sum of the unamortized Tenant Improvement Allowance, unamortized real estate commissions and a penalty equal to three (3) months Base Rent. For example, the earliest the Lease term would end would be the last day of the 36th month of the Lease Term, and to terminate as of that date, Tenant would need to provide the termination notice and Termination Payment (based on the rental rate of $18.00 per rentable square foot per year) to Landlord by the end of the 27th month of the Lease term. The $18.00 rental rate is applicable because the 3 month payment relates to the 3 month period after the effective date of the termination.
COMMENCEMENT:	September 1, 1998. Tenant shall have the right of early occupancy at no rent immediately on full Lease execution.
ACCESS:	Tenant shall have access to the Premises on a 24-hour basis subject to repairs, maintenance and emergencies.
RIGHT OF REFUSAL:
If, after the remaining space on the first floor of the Premises is leased out, that space becomes available, then before Landlord enters into a new lease with a third party, Landlord will notify GST Telecom and work with them to determine whether they wish to lease the space. If Landlord and GST do not reach agreement on a lease for the available space, then Landlord will notify Tenant that the space is available and Tenant shall have 3 business days to notify Landlord whether or not it is interested in leasing the space. If Tenant gives the notice within that period, Landlord agrees to negotiate in good faith with Tenant for 7 days to reach agreement on a lease for the space. If they do not reach agreement, Landlord shall be free to lease the space to a new tenant. The space will not be considered "available" if a current tenant of that space wishes to extend their lease and they reach agreement with Landlord on an extension.
TELECOMMUNICATIONS:
Tenant will install its own telecommunications cabling subject to the restrictions under the "GST Lease" paragraph below. Tenant shall be permitted to install a two (2) microwave dish mast (the "Mast") on the roof of the Building subject to compliance with the provisions of this section. The mast will not exceed a total height, including dishes, of five (5) feet from the roof surface. The Dishes on the mast shall not exceed forty (40) inches in diameter or 120 pounds in weight. The mast shall be installed in a location reasonably selected by Landlord and shall not be visible from Taylor Avenue. All specifications for the installation shall be subject to Landlord's approval. Tenant shall be responsible for obtaining any governmental approvals required. Tenant shall place roof pads around the mast and on the route from the roof access point to the mast to protect the roof membrane. Tenant or its agents or employees must stay on the pads when servicing, repairing or removing the mast and its dishes. If any roof leaks develop in the vicinity of the roof pads or mast, Tenant shall promptly reimburse Landlord for the cost of investigation and fixing those leaks. Tenant shall have a key to the roof, but shall not allow any person to go on the roof except the Tenant's employees who are designated to have responsibility for the mast and its dishes and Tenant's contractors and their employees in connection with their work on the mast and its dishes. Tenant shall adhere to industry standards for installation and workmanship for the installation of the Tenant Equipment, the installation and design of which shall be at Tenant's sole expense. Landlord will lock the roof access and shall only provide keys to those who need access such as Tenant, Landlord's contractors, and other tenants with equipment on the roof. Tenant shall not penetrate the roof for installation of the mast unless it is necessary to do so. If it is necessary, then the penetration shall be (a) performed by Landlord's roofing contractor if Landlord so requires, or if not, by a contractor approved by Landlord, and (b) installed in a manner which does not invalidate Landlord's current roof warranty. Tenant shall remove the mast and its dishes prior to termination or expiration of the Lease and shall reseal any penetration to Landlord's satisfaction. If Tenant wishes to install a second two dish mast, it shall be subject to Landlord's prior approval. Landlord may condition installation of the second mast on payment of an additional $200 per month rent per additional mast and all aspects of the second mast and its dishes shall be subject to Landlord's approval.
GST LEASE:	Landlord lease to GST Telecom contains the following provisions:
(a) other equipment installed on the roof may not block the reception by GST's antenna;
(b) strict limitations on any core drilling in the floor of the Premises and installation of any new utility lines through GST's premises;
(c) GST will have an emergency generator outside the Building to generate emergency power;
(d) the right to bore under the land around the Building to bring in fiber optic cable;
(e) installation of a new cooling system on the roof of the Building with ducting on the exterior of the Building; and
(f) GST agrees to cooperate with other tenants of the Building with regard to its buildout.

(g) GST agrees not to interfere with other tenants of the Building (by sound, vibration or electromagnetic fields or otherwise) and other tenants of the Building are required not to interfere with GST.

Tenant acknowledges that its rights under this Lease are subject to the above conditions and restrictions. In addition, GST will be making significant changes to its premises. Tenant also acknowledges that it recognizes that some disruptions may occur in connection with GST's construction and that Tenant will work cooperatively with GST to manage or minimize those disruptions. Tenant agrees not to interfere with other tenants of the Building by sound, vibration or electromagnetic fields or otherwise.
BUILDING STANDARD:	Tenant agrees to conform the Premises to Landlord's Building Standard for lighting fixtures, lamps in those fixtures and window coverings.
OPTICAL CABLE:
If at a future date, Tenant requests the right to bring a separate fiber optical cable into its Premises, Landlord agrees to consider the request and apply commercially reasonable standards in replying to the request.
RECYCLE BINS:
Landlord will consider allowing Tenant to replace recycle bins outside the Building if (a) the number, size, location and upkeep and servicing of the bins is acceptable to Landlord, (b) the cost is borne by Tenant, and (c) they will immediately be removed if any operations or management problems arise, including refuse outside bins or any odor or pests are found to occur.
SECURITY ALARM:
If Landlord trips Tenant's security alarm by entering the Premises without notice to Tenant, then unless the entry was due to an emergency, Landlord shall reimburse Tenant for the fee charged by Tenant's security monitoring company.

RIDER 1 TO LEASE

OPTION TO RENEW

    Provided Tenant is not in default on exercise of the option or on commencement of the option period, Tenant shall have an option to extend the lease term for a period of 60 months (the "Option Term"), upon the same terms and conditions as are set forth in the Lease, except the Base Rent shall be increased to the then current fair market rent but in no event shall the rent at the beginning of the Option Term be less than the Base Rent payable for the last month of the initial term, determined as described below. The option shall be exercised, if at all, by written notice to Landlord at least 12 months prior to the expiration of the initial term. Exercise of the option shall be conditioned upon (a) none of the space in the Premises being subleased at the time of exercise of the option or commencement of the option term, and (b) the Lease not having been assigned by Tenant to any other person or entity.

    If Tenant exercises an option, Landlord shall give Tenant notice of Landlord's estimation of fair market rent schedule for the Option Term not later than 10 months before the beginning of the Option Term. If Tenant disagrees with the rent schedule specified by Landlord, it shall advise Landlord in writing thereof within 20 days after receipt of Landlord's notice, and the parties shall promptly meet to attempt to resolve their difference. If the difference is not resolved within 30 days after Landlord's notice of the New Rent, then the parties shall submit the matter to arbitration.

    Each party shall notify the other in writing of the name and address of its arbitrator. The arbitrator(s) shall be qualified real estate brokers familiar with rental rates in the Seattle area. If, within 10 days after receipt of a notice from the initialing party (the "Instigator") designating its arbitrator, the other party (the "Recipient") fails to give notice to Instigator specifying the name and address of the person designated by Recipient to act as its arbitrator, then the arbitrator appointed by Instigator shall be the sole arbitrator and shall determine the issue. The duty of the arbitrator(s) shall be to determine the fair market rent schedule based on rental rates for the comparable space in the Seattle area. The 2 arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and, if within 10 days after such first meeting the two arbitrators are unable to agree promptly upon the fair market rent schedule, the arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. When the third arbitrator has been appointed, the first two arbitrators shall each state in writing its determination of the fair market rent schedule supported by the reasons therefor with counterpart copies to each party. The first two arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates the third arbitrator's determination of fair market rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution selected shall constitute the decision of the arbitrators and be final and binding upon the parties. If any arbitrator fails or refuses to act, a successor shall be appointed by that arbitrator. The arbitrators shall attempt to decide the issue within 10 days after the appointment of the third arbitrator. The arbitrator(s)' decision shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share equally the fee and expenses of the third arbitrator. The arbitrators shall have no power to modify the provisions of this Lease.

    The right to terminate on a 9 months' notice, set forth in Exhibit D shall not apply during the Option Term.

GUARANTY

    THIS GUARANTY is given by The Eller and McConney 1995 Family Living Trust ("Guarantor") whose address is c/o Marlin Eller, Manager at, 800 - 15th Avenue East, Seattle, WA 98112 to 223 Taylor Corporation ("Landlord").

    Guarantor has a financial interest in Sunhawk Corp. ("Tenant") and Guarantor gives this guaranty to induce Landlord to enter into that certain Industrial Real Estate Lease with Tenant dated concurrently herewith (the "Lease").

    1.  Guarantor hereby unconditionally guarantees the full and prompt performance of such obligation of Tenant under the Lease. If Tenant defaults under the Lease, Guarantor will immediately cure the default, including payment to Landlord of any amounts in default, and including all damages and expenses arising in connection with Tenant's default.

    2.  Guarantor's liability hereunder is independent of the liability of Tenant and a separate action may be brought against Guarantor whether or not Tenant is joined in any such action and whether or not Landlord has first pursued any other remedies to which it may be entitled.

    3.  This Guaranty shall remain in effect as to any extension, modification, or amendment of the Lease and irrespective of any assignment of the Lease and Guarantor waives notice of any and all such extensions, modifications, amendments or assignments.

    4.  Guarantor's obligations hereunder shall remain fully binding (a) although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned of misapplied other collateral given later as additional security (including other guaranties) or released Tenant from performance of particular obligations under the Lease, and (b) notwithstanding the institution by or against Tenant of bankruptcy, reorganization, receivership or insolvency proceedings of any nature, or the disaffirmance of said Lease in any such proceedings or otherwise. Guarantor hereby waives all suretyship defenses.

    5.  Guarantor agrees to promptly pay, fully and completely, in addition to any and all amounts otherwise due hereunder, all costs, expenses and charges, including attorney's fees, actually incurred or expended, in collecting or enforcing this Guaranty, including in connection with litigation.

    6.  This Guaranty shall be governed by Washington law and jurisdiction and venue shall be in King County, Washington and Guarantor hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding relating to this Guaranty.

/s/ MARLIN J. ELLER Marlin Eller as Manager of the Eller and McConney 1995 Family Living Trust

Dated: September 4, 1998

EXHIBIT A

[FLOOR PLAN]

[DEPENDABLE BUILDING MAINTENANCE COMPANY LETTERHEAD]

EXHIBIT E

CLEANING SPECIFICATIONS

I.
Entire Second Floor

    A.  Daily Services (To be performed five days per week, Sunday through Thursday)

       1. Empty all waste receptacles replacing trash liners as needed to prevent odors, spills, or any offensive appearance. Trash to be removed to dumpster provided on site.

       2. Dust ledges and other horizontal surfaces within reach.

       3. Dust counters, spot wash where required.

       4. Dust horizontal surfaces of desks, chairs, tables, file cabinets, and other office furniture. If glass, use glass cleaner.

       5. Vacuum all carpeted traffic areas in offices, conference rooms, lobby, and corridors.

       6. Spot clean minor carpet stains. Report any large/major carpet stains to Client.

       7. Remove finger marks and smudges from doors, frames, light switches, relights, and partitions.

       8. Remove lint and physical dirt from fabric upholstered chairs and couches.

       9. Brush all conference room chairs and reposition under conference tables, being careful to not damage table/chair edges.

      10. Return all chairs and waste baskets to proper position for next day's use.

      11. Lunchroom:

        a.  Vacuum all carpeted areas.

        b.  Sweep all hard surface floors and damp mop.

        c.  Wash and wipe serving area counter tops and fronts.

        d.  Collect all trash and remove from the premises. Place in dumpster provided on site.

      12. Do not move items on desks or credenzas while cleaning. Do not unplug computers, typewriters, copy machines, or other electrical equipment.

      13. If recycle program is in effect, remove recycle materials to containers provided on site.

      14. Do not assist the entry of anyone other than authorized Dependable employees into occupant space.

      15. Report to Client any broken fixtures or other items needing building management attention.

      16. Maintain neat and orderly janitor supply closet or area to be provided by Client. All chemicals will have MSDS information in janitor closet.

      17. Secure all doors after service. Unlock only one office or area at a time to clean so as to preclude unauthorized entry.

    B. Monthly Services (To be performed a minimum of one time per month unless otherwise designated)

       1. Dust high surfaces (i.e. tops of picture frames, partition tops, mouldings, cabinets, wall hangings, and other wall accessories).

       2. Dust baseboards.

    C. Quarterly Services (To be performed a minimum of four times per year unless otherwise designated)

       1. Vacuum or dust air diffuser grills.

       2. Damp wipe all telephone with an approved germicidal cleaner. Do not spray solution directly on phone equipment.

III.
Restroom—Second Floor

    A.  Daily Services (To be performed five days per week, Sunday through Thursday)

       1. Check and refill towel, soap, toilet paper, seat cover, and sanitary napkin dispensers. Dependable may provide and bill separately if requested by Client.

       2. Sweep or dust mop floor surfaces.

       3. Wet mop floor surfaces with disinfectant solution.

       4. Dust horizontal surfaces within reach.

       5. Empty and clean all waste containers. Place trash for disposal in dumpster provided on site.

       6. Empty and clean all sanitary napkin disposal containers.

       7. Clean and polish all soap, towel, toilet paper, and seat cover dispensers.

       8. Clean and polish all mirrors, frames, and shelves.

       9. Clean and polish all wash basins.

      10. Clean and sanitize counters, toilets, toilet seats and urinals.

      11. Clean and polish chrome fixtures.

      12. Spot clean walls around sinks, towel dispensers, urinals, partitions, and door frames.

      13. Remove gum, tar, and other foreign substances from floor surfaces.

      14. Report any fixture not working properly to Client.

    B.  Monthly Services (To be performed a minimum of one time per month unless otherwise designated)

       1. Dust or vacuum air diffusers.

       2. Wash walls, partitions, and doors.

       3. Dust or vacuum light fixtures.

IV.
Services Provided on Request, Beyond Current Scope of Contract (Performed at Extra Cost)

    A.  Strip or machine scrub and refinish floor surfaces.

    B.  Carpet cleaning, steam/shampoo—$0.12 per square foot per service with a minimum charge of $66.00.

    C.  Window cleaning—Quoted and service fee provided at Client's request.

    D.  Fluorescent light changing.

V.
Other Services Available—As Requested

    A.  Upholstered furniture cleaning.

    B.  Applying special carpet soiling retardant and anti-stat to carpeting.

    C.  Wall washing service.

    D.  Oil treatment for wood, desks, tables, paneling, etc.

    E.  Levilor blind cleaning, including removal, ultrasonic washing, drying, and rehanging. Minor repairs also available.

EXHIBIT B
CONSENT TO SUBLEASE

    THIS CONSENT TO SUBLEASE (this "Consent") is executed as of            , 2000, by 223 Taylor Corp., a Washington corporation ("Landlord"), Sunhawk.com Corporation, f/k/a Sunhawk Corp., a Washington corporation ("Tenant") and Dailyshopper.com, Inc. ("Subtenant").

    Landlord and Tenant are parties to that certain Lease dated August 10, 1998 (the "Lease") and the premises subject of the Lease are referred to herein as the "Premises".

    Tenant has requested Landlord's consent to a sublease (the "Sublease") of approximately 5,805 square feet of the Premises to Subtenant on the terms set forth in the Sublease attached as Exhibit A.

    Landlord hereby consents to the Sublease, such consent being subject to and upon the following terms and conditions to which Tenant and Subtenant hereby agree:

    1.  The Sublease is and shall be at all times subject and subordinate to the Lease, and all of the covenants, agreements, terms, provisions and conditions contained in the Lease, including any subordination, attornment and nondisturbance terms.

    2.  Subtenant does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease with respect to Subtenant's portion of the Premises to the extent applicable to Subtenant's occupancy of its portion of the subleased Premises (expressly excluding those provisions of the Master Lease referenced in Section 7.b of the Sublease). Notwithstanding the Sublease, or Landlord's consent to it, Tenant shall remain fully and primarily liable for the payment of rents and for the performance of all other obligations of Tenant under the Lease.

    3.  The acceptance of rents by Landlord from Tenant, Subtenant or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

    4.  This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Tenant or any person claiming under or through Tenant of the obligation to obtain the consent of Landlord to any future assignment or sublease (including, without limitation, any future assignment or sublease of the Sublease).

    5.  Any act or omission of Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

    6.  The subleased premises shall (subject to all of the covenants and agreements of the Lease) be used solely for general office uses.

    7.  Nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease or to waive any breach or default by Tenant in the keeping, performance or observance thereof.

    8.  This Consent is not an approval or acceptance by Landlord of any of the terms or obligations of the Sublease, nor shall Landlord by this Consent be deemed a party to the Sublease.

    9.  Following any termination of the Lease, Landlord shall have the option to either treat the Sublease as terminated automatically by termination of the Lease, or elect to not terminate the Sublease in which case Subtenant shall attorn to and perform all of its obligations under the Sublease for the benefit of Landlord.

    10. This consent is granted on the condition that Landlord receive payment of the $500 consent fee plus reimbursement of all attorneys fees incurred by Landlord in connection with this Consent.

    IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:
223 TAYLOR CORP.
By:

Its:

TENANT:
SUNHAWK.COM CORP.
By:

Its:

SUBTENANT:
DAILYSHOPPER.COM, INC.
By:

Its:

EXHIBIT C
OUTLINE OF THE PREMISES

[PLEASE PROVIDE]

QuickLinks

SUBLEASE AGREEMENT
R E C I T A L S
A G R E E M E N T
EXHIBIT A FIRST AMENDMENT TO LEASE
MASTER LEASE
TABLE OF CONTENTS TO LEASE
LEASE
EXHIBIT C TO LEASE RULES AND REGULATIONS
EXHIBIT D ADDITIONAL LEASE TERMS
RIDER 1 TO LEASE
GUARANTY
EXHIBIT B CONSENT TO SUBLEASE
EXHIBIT C OUTLINE OF THE PREMISES